As filed with the Securities and Exchange Commission on February 6, 2002 Registration No. 333-17058

========================================================================





                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM SB-2
                              REGISTRATION STATEMENT
                                       Under
                            The Securities Act of 1933

                               (Amendment Number 2)

                      PHOENIX INTERNATIONAL INDUSTRIES, INC.
                      --------------------------------------
                (Name of registrant as specified in its charter)

        Florida                           2836                 59-2564162
        -------                           ----                 ----------
(State or Jurisdiction of           Primary Standard          (IRS Employer
incorporation or organization)  Industrial Classification  Identification No.)
                                       Code Number



             1750 Osceola Drive                     Thomas N. Donaldson
      West Palm Beach, Florida  33409               1750 Osceola Drive
            (561) 688-0440                   West Palm Beach, Florida  33409
(Address, including zip code, and                  (561) 688-0440
telephone number, including area code of   (Name, address, including zip code,
Registrant's principal executive offices)  and telephone number, including area code, of agent for service


                                  COPIES TO:

    L. Van Stillman                               James G. Dodrill II
    1177 George Bush Boulevard, Suite 307         3360 NW 53rd Circle
    Delray Beach, Florida 33483                   Boca Raton, Florida  33496
    (561) 330-9903                                (561) 862-0529
    Facsimile (561) 330-9116                      Facsimile (561) 862-0927

     Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this registration statement.

    If the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933,other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box:[ ]

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------


                                                         Proposed Maximum     Proposed Maximum
  Title of Each Class of                 Amount to        Offering Price          Aggregate            Amount of
Securities to be Registered            Be Registered     Per Share<F1>(1)      Offering Price      Registration Fee
---------------------------            -------------     ----------------     ----------------     ----------------


Common Stock par value $0.001
per share to be issued in exchange
for convertible debentures              129,650,000           $0.041             $5,340,250           $1,521.97


Total.............................      129,650,000           $0.041             $5,340,250           $1,521.97




<F1>
(1) Estimated solely for purposes of calculating the registration fee. The registration fee is based upon the closing sales price on November 14, 2001 of $0.041 based on Rule 457(g).



    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                  PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION
                  --------------------------------------------



                      PHOENIX INTERNATIONAL INDUSTRIES, INC.
                      --------------------------------------
                        129,650,000 Shares of Common Stock
                           ($0.001 par value per share)


    We are registering the resale by certain selling shareholders of up to 129,650,000 shares of our common stock that underlie some or all of our 12% secured convertible debentures.


    The common stock currently trades on the Electronic Bulletin Board under the symbol "PHXU" On February 4, 2002, the last sale price of the common stock as reported on the Electronic Bulletin Board was $0.054 per share.


          Investing in our stock involves risks. You should carefully consider the Risk Factors beginning on page 6 of this prospectus.

                               ______________________

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
                               ______________________

    The information in this prospectus is not complete and may be changed. None of these securities may be sold until a registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.






                The date of this Prospectus is February 6, 2002.

                                 TABLE OF CONTENTS
                                 -----------------


                                                                     Page
                                                                     ----


Prospectus Summary                                                     3
The Offering                                                           4
Summary Financial Data                                                 5
Risk Factors                                                           6
Use of Proceeds                                                       11
Determination of Offering Price                                       11
Dividend Policy                                                       12
Market Price of Common Stock
Management's Discussion and Analysis of Financial Condition and
  Results of Operations                                               13
Business                                                              18
Management                                                            22
Principal Shareholders                                                24
Selling Shareholders                                                  25
Certain Transactions                                                  27
Changes in and Disagreements with Accountants                         27
Plan of Distribution                                                  28
Description of Securities                                             30
Indemnification                                                       32
Legal Matters                                                         32
Experts                                                               32
Where You Can Find More Information                                   33
Index to Financial Statements                                        F-1

                                 PROSPECTUS SUMMARY
                                 ------------------

    You should read the entire prospectus. You should consider the information set forth under "Risk Factors" and our financial statements and accompanying notes that appear elsewhere in this prospectus.


PHOENIX INTERNATIONAL INDUSTRIES, INC.,



    We presently have three wholly owned subsidiaries: Mic Mac Investments, Inc., EPICUS, Inc. and Moye & Associates, Inc. Mic Mac Investments, Inc. was a long distance telephone service "reseller" specializing in the hospitality industry, but is no longer in that business and is currently inactive. EPICUS, Inc. is a competitive local exchange carrier telephone company and a reseller of other telecommunications services. Moye & Associates, Inc.'s primary business is an Internet Service Provider known as TheBest.net.


    During the year ending May 31, 2001 we reported revenues of $3,245,286 and a net loss of $5,507,198 compared to revenues of $1,748,220 and a net loss of $ 3,481,202 for the same period in the preceding year. These revenues resulted from telecommunication service sales generated by EPICUS, and miscellaneous revenue.


    Our auditors have stated in their report that our insufficient working capital and need for financing raise substantial concern about our ability to continue as a going concern. As of August 31, 2001 we have an accumulated deficit of approximately $16 million and a history of substantial operating losses, net losses and negative cash flow.

    Our principal executive offices are located at 1750 Osceola
Drive, West Palm Beach, Florida 33409 and our telephone number is
(561) 688-0440.

                                  THE OFFERING
                                  ------------

Securities Offered:                       We are registering the resale of up
                                          to 129,650,000 shares of our common
                                          stock, that underlie some or all of
                                          our convertible debentures.

Risk Factors                              The securities offered hereby
                                          involve a high degree of risk and
                                          immediate substantial dilution and
                                          should not be purchased by investors
                                          who cannot afford the loss of their
                                          entire investment.  See "Risk
                                          Factors."

Common Stock Outstanding Before Offering: 70,316,312 <F1>(1) shares


Common Stock Outstanding After Offering:  199,966,312 <F1>(1) shares

Use of Proceeds.............................We will not receive any of the proceeds from the sale of stock
                                            issued upon conversion of any
                                            convertible debentures.

Dividend Policy:............................We do not intend to pay dividends on our common stock.  We plan to
                                            retain any earnings for use in
                                            the operation of our business
                                            and to fund future growth.

NASD Electronic Bulletin Board Symbol.  PHXU


<F1>
(1)     Based on shares outstanding as of January 15, 2002.

                              SUMMARY FINANCIAL DATA
                              ----------------------


    Set forth below is selected financial data for the years ended
May 31, 2001 and May 31, 2000, all of which has been derived from our audited financial statements. Also set forth below is financial data for the six month periods ended November 30, 2001 and November 30, 2000, which has been derived from our unaudited financial statements.
In our opinion, these unaudited statements have been prepared on the same basis as our audited financial statements and reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of our results of operations and financial condition for these periods.


    STATEMENTS OF OPERATIONS DATA:
    -----------------------------

                                                                        (unaudited)
                                     YEAR ENDED                      SIX MONTHS ENDED
                                     ----------                      ------------------



                            May 31, 2001    May 31, 2000    November 30, 2001    November 30, 2000
                            ------------    ------------    -----------------    -----------------
Revenue                       3,245,286       1,748,220        3,236,972         1,185,505
Selling, general and
  administrative expenses     5,008,772      2,622,193         2,578,965         2,054,750
Depreciation                      -              -                 -                  -
Amortization of Goodwill          -              -                 -                  -
Impairment of Goodwill, HDX       -             65,594             -                  -
Loss from operations         (4,503,244)    (3,346,600)       (1,311,851)       (2,055,114)
Net other income (expense)   (1,382,623)      (134,602)         (447,447)          162,480
Income (Loss) from
  Discontinued Operations         -              -                 -                  -
Income Tax Benefit                -              -                 -                  -
Net income (loss)            (5,507,198)    (3,481,202)       (2,759,298)       (2,217,594)


Basic loss per share of
  common stock                     (.16)          (.20)             (.03)             (.10)
Weighted average number of
  common shares outstanding




    BALANCE SHEET DATA (Unaudited):
    ------------------------------


                                                      As of November 30, 2001
                                                      -----------------------
Current Assets                                              2,577,822
Property, Plant and Equipment, Net                            755,892
Total Assets                                                4,601,275
Total Liabilities and Long Term Debt                        9,633,230
Stockholders deficit                                       (5,031,955)
Total Liabilities and Stockholder Deficit                   4,601,275

                                   RISK FACTORS
                                   ------------

    The common stock for sale is a speculative investment and very risky and should only be purchased by individuals who can afford to lose their entire investment. You should especially consider the following risk factors. Before you buy consider the following risk factors and the rest of this prospectus.



RISKS RELATED TO OUR BUSINESS
-----------------------------


Our auditors have expressed doubt about our ability to continue as a
--------------------------------------------------------------------
going concern.
--------------

    Our independent auditors have issued their report dated August 10, 2001 on our consolidated financial statements as of May 31, 2001, which includes an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern. Among the reasons cited by the independent auditors as raising substantial doubt as to our ability to continue as a going concern are the following: we have accumulated losses of approximately $18,000,000 as of November 30, 2001, have insufficient working capital and will continue to incur selling, general and administrative expenses. Additionally, realization of certain assets is dependent upon our ability to meet our future financing requirements, the success of future operations and our continued funding by our CEO and the sale of common stock. These conditions raise substantial doubt about our ability continue as a going concern.


We have a history of operating losses and may continue to incur
---------------------------------------------------------------
operating losses.
-----------------


    We have incurred operating losses since our inception and have an accumulated deficit of approximately $18,000,000 as of November
30, 2001. We incurred a net loss of $5,507,198 for the year ended May 31, 2001 as compared with a net loss of $3,481,202 for the year ended May 31, 2000. For the six months ended November 30, 2001, we incurred a net loss of $1,759,298. These net losses continue to be the result of expenses involved with supporting the day to day operation of EPICUS, the expenses of expanding its sales operation during the period and the continued expenses associated with continuing to operate and maintain our offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and EDGAR/printing preparation, and the write off of our $152,000 investment in HDX.


We may require additional financing and, if we are unable to raise
------------------------------------------------------------------
such funds, our operations may be adversely affected.
-----------------------------------------------------


    At November 30, 2001, we had current assets of $2,577,822. To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all. Based upon our present liquid resources, our present operating expenses, and the commitment of our executive officers to continue to defer most or all of their salaries, and if no revenues are generated from operations or other sources, we believe we will be able to operate for a minimum of three months. If additional funds are required, but cannot be raised, it will have an adverse effect upon our operations. To the extent that additional funds are obtained by the sale of equity securities, our stockholders may sustain significant dilution.



The Selling Shareholders may sell a material amount of our shares of
--------------------------------------------------------------------
common stock, which may cause you to experience substantial dilution.
---------------------------------------------------------------------


    As of the date of this prospectus we have outstanding 70,316,312 shares. Even though the selling shareholders may not receive more than 4.999% of our then-outstanding stock, this restriction does not prevent the selling shareholders from receiving shares of common stock, selling some or all of these shares and then receiving additional shares. Due to this, the selling shareholders may ultimately sell substantially more than 4.999% of our shares of common stock, while never holding more than this amount at any one time. The table below discloses the aggregate number of shares of our common stock that would be issued at various market prices.


Market Price per share:     $0.0125        $0.025       $0.0375         $0.05

Total shares issuable   112,000,000    56,000,000    37,333,333    28,000,000

We Have Been Dependent on Loans From Our CEO, Directors and Shareholders in
---------------------------------------------------------------------------
Order to Pay Operating Expenses and could be adversely affected if they
-----------------------------------------------------------------------
decided to stop making such loans.
----------------------------------


    In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon funds provided by non-interest bearing loans from our CEO, directors and shareholders. Additionally, we continue to be dependent upon the willingness of our CEO and directors and consultants to accept shares of our stock as compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations. If these parties ceased providing us with loans or became unwilling to accept shares of our stock as compensation we would be forced to seek alternative financing and would incur certain costs in connection therewith. Also, if we were unable to secure such alternative financing, we could potentially lose the services of some or all of our officers or consultants.



We may make acquisitions in the future that detrimentally affect our
--------------------------------------------------------------------
results of operation or our ability to manage our business.
-----------------------------------------------------------

    We have in the past, and may in the future pursue acquisitions of complementary services or businesses. Future acquisitions may result in potentially dilutive issuances of equity securities, the incurrence of additional debt, the write-off of costs, and the amortization of expenses related to goodwill and other intangible assets, all of which could have a material adverse effect on our business, operating results and financial condition. Future acquisitions would involve numerous additional risks, including difficulties in the assimilation of the operations, services and personnel of the acquired company, the diversion of management's attention from other business concerns, entering markets in which we have little or no direct prior experience and the potential loss of key employees of the acquired company. Shareholders will not vote on any potential acquisitions (unless required by NASDAQ regulations or applicable law) nor have the opportunity to review any potential acquisition candidate.


We were involved in a dispute with the prior owners of Mic Mac Investments.
---------------------------------------------------------------------------


Per the Share Exchange Agreement for the acquisition of Mic-Mac Investments, the owners of Mic Mac received 250,000 shares of our restricted common stock and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was deemed rescinded. We requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the ensuing lawsuit filed in the District Court of Arapahoe County, Colorado by the owners of Mic Mac, we advised the owners that we will not seek recovery of the previously issued shares and have removed all restrictions. However we will not issue the second 250,000 shares and will consider the purchase price paid in full.
The owners of Mic Mac have not responded directly to this offer, however the 250,000 shares were sold by the previous owners of Mic-Mac and the lawsuit was dismissed due to lack of prosecution.


A default judgment has been entered against us for nonpayment of
----------------------------------------------------------------
rent at an office space we occupied until approximately November
----------------------------------------------------------------
1995 which could result in payment of a presently undeterminable
----------------------------------------------------------------
amount.
-------


A suit was filed in Palm Beach County Circuit Court in August of 1999, against the Company by the "Trustee as Successor in Interest" for Condor Place Joint Venture, for nonpayment of rents subsequent to vacating office space we occupied until approximately November 1995. A default judgment was obtained against us. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to us, if any, is not determinable at this time.


We face a potential $60,000 payment in connection with the employment
----------------------------------------------------------------------
agreement with Mr. Tully Moye.
------------------------------


In accordance with an Employment Agreement between us and Mr. Tully Moye (Tully), the former owner of Moye & Associates, Inc., dated July 28, 2000, we agreed to pay Tully $100,000 to repay loans he made to Moye & Associates over the years. The Agreement calls for Tully to receive $25,000 at the execution of the closing documents between us and Moye & Associates, $50,000 on September 1, 2000 and $25,000 180 days after the execution of the Share Exchange Agreement between the two companies. By mutual agreement between us and Tully, the second two payments have not been made, but the payable has been reduced by $15,000 of personal expense we paid on behalf of Tully. Additionally, Tully has agreed to a re-negotiation of the Employment Agreement and the purchase price of Moye and Associates due to their miscalculation, resulting in a misrepresentation, of the number of customers they actually had. Those re-negotiations are currently in progress.


RISKS RELATED TO THIS OFFERING
------------------------------

Our common stock is deemed to be a "penny stock" which may make it
------------------------------------------------------------------
more difficult for investors to sell their shares due to suitability
--------------------------------------------------------------------
requirements.
-------------

    Our common stock may be deemed to be "penny stock" as that term is defined in Rule 3a51-1 promulgated under the Securities Exchange Act of 1934 and may be subject to certain requirements by Section 15g of the Securities Exchange Act of 1934. Penny stocks are stock:

    -    With a price of less than $5.00 per share;

    -    That are not traded on a "recognized" national exchange;

    - Whose prices are not quoted on the Nasdaq automated quotation system (Nasdaq listed stock must still have a price of not less than $5.00 per share); or

    - In issuers with net tangible assets less than $2.0 million (if the issuer has been in continuous operation for at least three years) or $5.0 million (if in continuous operation for less than three years), or with average revenues of less than $6.0 million for the last three years.

    Broker/dealers dealing in penny stocks are required to advise potential investors of the lowest and highest bid quotations for such stock, disclose to the potential investor its compensation in connection with the transaction and provide potential investors with a document disclosing the risks of penny stocks. Moreover, broker/dealers are required to determine whether an investment in a penny stock is a suitable investment for a prospective investor and receive the purchaser's agreement to a transaction prior to such transaction. These requirements may reduce the potential market for our common stock by reducing the number of potential investors. This may make it more difficult for investors in our common stock to sell shares to third parties or to otherwise dispose of them. This could cause our stock price to decline.

The structure of the convertible debentures may result in us issuing
--------------------------------------------------------------------
a very large number of shares and therefore cause you to experience
-------------------------------------------------------------------
substantial dilution.
---------------------


    At the current market price for our common stock, the convertible debentures would be convertible into approximately 28,000,000 shares. Because the convertible debentures are convertible at a discount of between 50% and 65% of the market price of our common stock, we do not know the exact number of shares that will be issued upon conversion. The selling shareholders will at any point be able to purchase shares at a lower price than the prevailing market price of the common stock. The discounted price at which the selling shareholders are able to acquire our common stock may serve to encourage their conversion into common stock, which may result in a substantial amount of common stock being issued. Furthermore, sales of our common stock by the selling shareholders may depress the market price of our common stock due to additional shares entering the market. This would result in an even greater amount of shares being issued if the selling shareholder converts additional amounts of convertible debentures because the lower the stock price at the time the selling shareholder converts, the more common stock the selling shareholder receives. Subsequent conversions of convertible debentures could depress the market price of our common stock even further.


    Additionally, because the convertible debentures will place downward pressure on the market price of our common stock, other investors may be encouraged to engage in "short selling" of our common stock, which could place further downward pressure on the market price.

Risks Associated with Forward-looking Statements
------------------------------------------------

    This Prospectus contains certain forward-looking statements regarding management's plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. The forward-looking statements and associated risks set forth in this Prospectus include or relate to: (i) our ability to obtain a meaningful degree of consumer acceptance for our products and future products, (ii) our ability to market our products and future products on a national basis at competitive prices, (iii) our ability to develop brand-name recognition for our products and future products, (iv) our ability to develop and maintain an effective sales network, (v) our success in forecasting demand for our products and future products, (vi) our ability to maintain pricing and thereby maintain adequate profit margins, (vii) our ability to achieve adequate intellectual property protection for our products and future products and (viii) our ability to obtain and retain sufficient capital for future operations.

    The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on assumptions that we will market and provide products on a timely basis, that we will retain our customers, that there will be no material adverse competitive or technological change in conditions in our business, that demand for our products will significantly increase, that our President will remain employed as such, that our forecasts accurately anticipate market demand, and that there will be no material adverse change in our operations or business or in governmental regulations affecting us or our suppliers. The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Accordingly, although we believe that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. In addition, as disclosed elsewhere in the "Risk Factors" section of this Prospectus, there are a number of other risks inherent in our business and operations which could cause our operating results to vary markedly and adversely from prior results or the results contemplated by the forward-looking statements. Growth in absolute and relative amounts of cost of goods sold and selling, general and administrative expenses or the occurrence of extraordinary events could cause actual results to vary materially from the results contemplated by the forward-looking statements. Management decisions, including budgeting, are subjective in many respects and periodic revisions must be made to reflect actual conditions and business developments, the impact of which may cause us to alter marketing, capital investment and other expenditures, which may also materially adversely affect our results of operations. In light of significant uncertainties inherent in the forward-looking information included in this Prospectus, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. See "Management's Discussion and Analysis" and "Business."

                                USE OF PROCEEDS
                                ---------------

    We will not receive any of the proceeds from the sale of stock issued upon conversion of any convertible debentures. We will, however, upon effectiveness of this Registration Statement receive the final $500,000 invested in the convertible debentures.




                         DETERMINATION OF OFFERING PRICE
                         -------------------------------

    The price at which the shares may actually be sold by the selling stockholders will be determined by the market price of the common stock as of the date of sale.




                                 DIVIDEND POLICY
                                 ---------------

    We have paid no dividends during the past five fiscal years on any class of our issued and outstanding securities.

    Our payment of dividends, if any, in the future rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and financial condition, as well as other relevant factors. Because of our present financial condition, we do not contemplate or anticipate paying any dividends on the common stock in the foreseeable future.

                         MARKET PRICE OF COMMON STOCK
                         ----------------------------

    Our common stock has been listed on the NASDAQ OTC Electronic Bulletin Board sponsored by the National Association of Securities Dealers, Inc. under the symbol "PHXU" since September 17, 1996. On August 13, 2001, the closing price as reported by the Electronic Bulletin Board was $0.04.

    The following table sets forth the high and low bid prices for the common stock as reported on the Electronic Bulletin Board for each quarter since July, 1998 for the periods indicated. Such information reflects inter dealer prices without retail mark-up, mark down or commissions and may not represent actual transactions.


                             CLOSING BID      CLOSING ASK
                             ----------------------------
                             HIGH    LOW     HIGH     LOW
                             ----    ---     ----     ---

1998
07/01/98 through 09/30/98    .843   .4375    .875    .4687
10/01/98 through 12/31/98   1.28    .4062   1.37     .435

1999
01/02/99 through 03/31/99   1.00    .88     1.06     .94
04/01/99 through 06/30/99    .62    .47      .65     .50
07/01/99 through 09/30/99    .56    .36      .59     .39
10/01/99 through 12/31/99   1.62    .31     1.65     .34

2000
01/02/00 through 03/31/00   1.37    .34     1.41     .38
04/01/00 through 06/30/00   1.06    .43     1.06     .46
07/01/00 through 09/30/00    .43    .14      .46     .16
10/31/00 through 12/31/00    .139   .03      .153    .032


2001
01/01/01 through 03/31/01    .26    .03      .23     .032
04/01/01 through 06/30/01    .129   .06      .145    .072
07/01/01 through 09/30/01    .12    .058     .134    .06
10/01/01 through 12/31/01    .04    .059     .043    .065


If applicable, the price of shares has been adjusted for all stock splits.


    As of January 15, 2002, there were approximately 708 record holders of Company common stock.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
            ---------------------------------------------------------



Results of Operations
---------------------

The years ending May 31, 2000 and May 31, 2001
----------------------------------------------


    For the year ending May 31, 2001 we reported revenues of $3,245,285 with a gross profit of $505,528 with operating expenses of $5,008,772 and a net loss of $5,507,198 versus the year ending May 31, 2000 with revenues of $1,748,220 and a gross profit of $19,187 with operating expenses of $3,365,787 and a net loss of $3,481,202. The year 2001 increase in net profit was primarily attributable to an increase in revenue coupled with lower cost of sales resulting from more favorable pricing in several new supplier contracts, and the increase in net loss was primarily the result of increased wages due to the concurrent increase in staffing of both sales and operational personnel. We anticipate the net loss to be greatly reduced for the year ending May 31, 2002 due to a reduction in operational staff resulting from increased computerization of billing and provisioning and increased independent agent sales which are only commissioned, not salaried plus commissioned. The "in house" sales staff has also been greatly reduced as more emphasis is placed on developing our independent agent sales network.


    The company is in the vanguard of enlisting other companies with large client bases, like utility companies and insurance companies, to become sales agents for its telecommunication services. We have proven that this sales method is the most economically feasible for us to concentrate on at the present time.


    As our revenues increase it is expected that larger deposits will be requested by the underlying carriers used by EPICUS, these deposit increases are generally in the $50,000-$100,000 range and can put a temporary strain on the company's cash flow, especially if requested from more than one carrier at the same time. At this point we have no commitments for additional capital expenditures for the next 12 months.


Six months ending November 30, 2001 vs. Six months ending November 30, 2000
---------------------------------------------------------------------------


    We reported revenues of $3,236,972 for the six-month period ended November 30, 2001 compared to revenues of $1,185,505 for the comparable six-month period of the preceding year. These revenues resulted from telecommunication service sales generated by Phoenix's affiliates, EPICUS, Inc. (fka Telephone Company of Central Florida, Inc.) and Moyer & Associates, Inc. (dba The Best.Net), as disclosed in the combined financial statement which is included in this filing.


    During the six-month period ended November 30, 2001, we incurred net losses of $1,759,298 compared to net losses of $2,213,987 for the comparable three-month period for the preceding year. The increase in loss for this period was primarily due to the loss of two of EPICUS's large clients that went out of business.

    Our net losses for the six-month period ended November 30, 2001, continue to be the result of our consolidated operating loss of $1,311,851, the posting of additional deposits to long distance carriers on behalf of EPICUS
($50,000 to Qwest Communications and $75,000 to Global Crossing).
Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain
Phoenix's offices of approximately ($21,000), professional fees and expenses associated with being a reporting public company, including legal and accounting $128,215 etc.. We also incurred non-cash expenses associated with the issuance of 6,295,478 shares of stock to the underwriters of the convertible debenture it entered into which was reported in its 10KSB for the period ended May 31, 2001.


    In order for us to pay our operating expenses, including office rents, communication expenses, accounting and bookkeeping fees, printing and EDGAR preparation costs, publication costs, and other general and administrative expenses, we have been dependent upon the funds provided by non-interest bearing loans from our executive officers, director and shareholders, and the sale of stock under the terms of Regulation S of the Securities Act of 1933.


    We still continue to be dependent upon the willingness of our executive officers/directors and consultants to accept shares and/or defer compensation for continued services to us, which services we consider to be valuable and necessary to our continued operations.


Year ending May 31, 2001 vs. Year ending May 31, 2000
-----------------------------------------------------


    During the year ending May 31, 2001, we reported revenues of $3,245,286 compared to revenues of $1,748,220 for the year ending May 31, 2000. These revenues resulted from telecommunication service sales generated by Phoenix's affiliates, EPICUS, Inc. (fka Telephone Company of Central Florida, Inc.) and Moye & Associates, Inc. (dba The Best.Net), as disclosed in the combined financial statement which is included in this filing.


    During the year ending May 31, 2001, we incurred net losses of $5,507,198 compared to net losses of $3,481,202 for the year ending May 31, 2000.


    Our net losses for the year ending May 31, 2001, continue to be the result of expenses involved with supporting the day to day operation of EPICUS, the expenses of expanding its affiliates sales operations, including the posting of additional deposits to long distance carriers on behalf of EPICUS. Also contributing to our loss during the period are the continued expenses associated with continuing to operate and maintain its offices, professional fees and expenses associated with being a reporting public company, which include: legal, accounting and EDGAR/printing preparation.


    Also, during the year ending May 31, 2001, we entered into a Secured Convertible Debenture Purchase Agreement consisting of 12% Secured Convertible Debentures, and Common Stock Purchase Warrants, for the initial amount of no less than $2,000,000. This Agreement was constructed in a manner that at the Company's discretion allows rollovers, additional tranches or other means of raising additional capital beyond the initial $2,000,000. This prospectus registers the shares underlying the $2,500,000 convertible debentures.

STATEMENT OF OPERATIONS
-----------------------


    With regard to the Statements of Operations for the year ending May 31, 2001. The Company had an operating loss of $4,503,244; a substantial portion of which was due to funding the operating losses of EPICUS, as well as ongoing legal and accounting expenses incurred in the implementation of the plan of reorganization of EPICUS.


     Under the Bankruptcy "Plan of Reorganization", we purchased and acquired 100% of the common stock of EPICUS, and as the "Reorganized Debtor" we operate EPICUS's business. In addition to the payment of $570,000 ten days after the Plan of Reorganization was approved by the Court; a "Creditors Trust" was established for all "Allowed Unsecured Claims" in excess of $1,000, into which we paid an initial deposit of $100,000 and are to continue to make semi-annual deposits to a maximum of $570,000. For "Priority Claims" we agreed to pay a maximum of $300,000 over a 6 year period plus 6% simple interest with an initial deposit of $25,000.


Continued Operations
--------------------

    In addition to EPICUS, (fka) Telephone Company of Central Florida, the company plans to continue to increase its presence in the telecommunications industry. With that plan in mind on August 8, 2000, Phoenix announced the purchase of Moye & Associates, Inc., of St. Simons, Georgia, the owner/operator of "The Best Net" an Internet Service Provider (ISP), Web Site Host and E-commerce Company.

    The Best Net was a rapidly growing ISP with over 2,500 Internet subscribers, a profitable web site hosting service and an E-commerce business. As a cost saving measure, its operations were merged into EPICUS.

    The Best Net ISP customers are ideal potential local and long distance customers for TCCF, and TCCF's customers are potential customers for The Best.Net's Internet services. This type of cross selling is part of the overall Phoenix marketing plan.

    Mic-Mac Investments, Inc. and Hospitality Telecom (together
"Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $ 15,634 and expenses of $30,404.

    Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone companyor other telephone service organization to give them support and additional product. Mic-Mac Investments, Inc and Hospitality Telecom had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.


Discontinued Operations
-----------------------


    The Company's HDX subsidiary was acquired July 21, 1997 in a stock for stock transaction. In exchange for 500,000 shares of Phoenix common stock (restricted) Phoenix received 100% of the stock of HDX. For the 10 months and 10 days through May 31, 1998, HDX had revenues of $160,039 and expenses of $132,656.

     	For the year ended May 31, 1999, HDX had no income and an operating loss of $33,500. This was due to the expiration of the market for HDX's primary product, a methodology for dealing with the Y2K computer problem. On March 20, 2000 it was the decision of the

Board of Phoenix, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer.

    As of June 1, 1998, the Company sold its ITC subsidiary to the ITC Acquisition Group, a group headed by ITC management. The Company received $60,900 in cash. $290,000 in Notes and 1,413,000 shares of the Company' Common Stock, plus relief from obligations totaling approximately $800,000 in return for said sale. The Shares of Common Stock have been returned to the treasury of the Company and have been cancelled. To date, no payment of interest or principal on the Notes has been made and said payments are past due. Additionally, the Company has not received any confirmation of relief from the $800,000 in obligations. The operations of ITC have been treated as discontinued operations. As of May 31, 2000 there had been no change or decision regarding this situation and the matter remains in litigation. On June 11, 2001 ITC and the ITC Acquisition Group, Inc., filed for Chapter 7 Bankruptcy in the US Bankruptcy Court in Atlanta, Georgia. Phoenix is an unsecured creditor to that action, and has little or hope of recovery of its loss.


CAMBRIDGE GAS TRANSPORT CORPORATION ("CGTC")
--------------------------------------------

    Purchased on December 14th of 1998, Cambridge Gas Transport Corporation (CGTC), is the owner of 58% (plus an option to purchase an additional 10%) of NAVIGATOR GAS TRANSPORT PLC (NAVIGATOR). Navigator has contracted to build five (5) 22,000 cubic meter semi-
refrigerated gas carriers.   CGTC is a holding company whose primary
business is to act as the majority shareholder of Navigator, and to issue and oversee the management contracts for the construction and operation of Navigator's ships. The entire CTCG purchase agreement was published in Phoenix's 10-KSB of May 31, 1998.


    The acquisition was rescinded because a group of minority stockholders of CGTC filed litigation to block any of the company's stock from being transferred to Phoenix and Phoenix was not in a financial position to become engaged in a long legal battle in at least two, and probably three, different countries. Phoenix filed litigation to recoup their payments to CTCG, resulting in an out of court settlement on December 15, 2000.


    There is no materiality or commonality between CTCG and Phoenix, however that is not relevant as Phoenix is a "holding company" whose concept is to acquire either profitable or potentially profitable companies with good management, and not to get involved in the "micro-management" of those companies.



Liquidity and Capital Resources
-------------------------------


    As of November 30, 2001 Phoenix had $1,953 in cash in its operating account.To assist us in our cash flow requirements we may determine, depending upon the prevailing stock price of our shares, to seek subscriptions from the sale of securities to private investors, although there can be no assurance that we will be successful in securing any investment from private investors at terms and conditions satisfactory to us, if at all.


    Assuming no unusual increase in expenses for the next 12 months, at the present level of operations, the combined companies of Phoenix will need a cash flow of approximately $450,000 per month. As of November 2001, the Company generated cash income of $411,606 leaving a shortage of $38,394. Projections indicate a minimum gross profit increase of $70,000 per month for the next quarter and larger than that for the balance of this year. The revenue received from this debenture should be sufficient to cover any shortfall and maintain the current status of the company.


    During the year ending May 31, 2001 we issued 29,048,710 shares of common stock for acquisitions, consulting services, the employee stock option plan, private placement, offshore investment under Regulation S, and the convertible debenture.

    Previously, the Company has funded its capital requirements for operating cash flow, by loans against its accounts receivable, loans from shareholders, sales of equity securities and the issuance of equity securities in exchange for assets acquired and services rendered. During the 12 months ended May 31, 2001 the Company has been and is continuing to attempt to attract new investment capital, which the Company believes will be necessary to sustain its ongoing operations and to facilitate growth. To that end on July 11, 2001, the Company sold $2,000,000 in convertible debentures to two firms in New York. The Company continues to explore opportunities to raise private equity capital and, in conjunction therewith, to provide credit support for the Company's operations and potential acquisitions. Although the Company has in the past been, and continues to be, in discussions with potential investors, there can be no assurance that its efforts to raise any substantial amount of private capital will be successful. Any substantial private equity investment in the Company will result in voting dilution of the Company's existing stockholders and could also result in economic dilution. If the Company is unable to obtain new capital, the Company will be unable to carry out its strategy of growth through acquisitions and the long-term ability of the Company to continue its operations may be in doubt.

    Our monthly operating expenses do not reflect any salary to Gerard Haryman or Thomas Donaldson, our executive officers, whose salaries have been accrued, but not paid, at the rate of $20,833 and $8,600 per month respectively. We do not contemplate commencing full salary payments to Messrs. Haryman and Donaldson unless and until we begin to generate positive cash flow from operations.

                                     BUSINESS
                                     --------

BUSINESS OF AFFILIATES
----------------------


    During the year ending on May 31, 2001, we consisted of Phoenix International Industries, Inc., the parent company and three wholly owned subsidiaries, EPICUS, Inc, Moye & Associates ("TheBest.Net"), and Mic-Mac Investments, Inc., which is inactive. Due to the method of accounting used the percentages of our total income are: Computer Consulting 12%, Telephone Services 88% and Acquisition Services, a negligible %."


EPICUS, Inc.
------------


    During fiscal 2000 we acquired 100% of the stock of Telephone Company of Central Florida, Inc. (TCCF). TCCF is a telephone company called a competitive local exchange carrier (CLEC) and a reseller of other telecommunications services. A CLEC buys local telephone service at a discount from the local telephone company and resells that service to the community at a price generally lower than the local telephone company. TCCF was at that time operating under the protection of Chapter 11of the federal bankruptcy laws.


    The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order. On January 17, 2001 the name of TCCF was changed to EPICUS, Inc. For the fiscal year ended May 31, 2001, EPICUS had revenues of $3,244,648 with a gross profit of $46,933 and operating expenses of $1,790,334 creating a net loss of $2,443,952.


    EPICUS, Inc. is a Florida corporation that operates as a Competitive Local Exchange Carrier", ("CLEC") and long distance service supplier based in the Orlando, Florida area. In August of 1996, via negotiations with BellSouth, EPICUS was first
Florida based company to take advantage of the Telecommunications Act of 1996, which mandated that competition be allowed in the local telephone service market. EPICUS's agreement with BellSouth allows them to provide CLEC services in all 9 states BellSouth serves.


    In 1997, their first full year of operations, EPICUS reached $35.8 million in revenues, and for calendar 1998, it had gross revenues of approximately $46.5 million with a net pre-tax profit of $6.8 million. However, due to "gross overbilling" by one of the major suppliers (later proven in court) and not having sufficient capital to survive a multi-million dollar demand for payment by its service providers, EPICUS was forced to file for bankruptcy protection and was operating under Chapter 11 of the federal bankruptcy laws until we acquired it in June of 1999 as part of the plan of re-organization filed with, and accepted by, the federal bankruptcy court.


    Since that time EPICUS has expanded its agreements with BellSouth to include the capability of supplying of DSL Internet services throughout the southeastern states of the BellSouth system. EPICUS has agreements to market the long distance services of both Global Crossing and Williams Communications.


MOYE & ASSOCIATES, INC. (TheBest.Net)
-------------------------------------

    A Georgia Corporation, Moye & Associates, dba "TheBest.Net" is an Internet Service Provider (ISP). They are also involved in the computer repair and e-commerce business. However, in recent history, "TheBest.Net" accounts for more than 90% of their income.
To raise additional operating capital, Phoenix entered into an agreement to sell the ISP customers of TheBest.Net to another
Internet Service Provider. The purchaser has paid a deposit of $150,000 for those customers, however due to a discrepancy between the number of customers purchased and the number delivered, there is still a balance due of $50,000 which will not be paid until an accurate accounting of the number of customers can be ascertained.


     We plan to completedly merge the balance of Moye & Associates operations into EPICUS and keep the corporation current but inactive until a suitable use can be found for it.


MIC-MAC INVESTMENTS, INC. ("Mic-Mac")
-------------------------------------


    As reported above, Mic-Mac Investments, Inc. and Hospitality
Telecom (together "Hospitality") were acquired on April 1, 1998. For the period from the date of acquisition through May 31, 1998, Hospitality had revenues of $15,634 and expenses of $30,404.


    Hospitality ceased to operate late in the third quarter of fiscal 1999, claiming they could not meet their business plan projections or continue without Phoenix acquiring a long distance telephone company, and since it had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.

HISTORICAL DEVELOPMENT
----------------------

    We were incorporated on July 22 1985, pursuant to the laws of the State of Florida under the name "Hydrobac, Inc. On July 7, 1986, the company's name was changed to "ProBac, Inc." and on October 5, 1994, its name was changed to Trident Environmental Systems, Inc. During those periods our primary business was in various types of products and systems for use in the environmental clean-up industry.

    On October 2, 1996 our name was changed to Phoenix International Industries, Inc. and our common stock was reverse split 15 to 1.
Our shareholders approved Amendments to the Articles of Incorporation, changing the authorized capital to 20,000,000 shares of common stock, par value $.001 per share, and up to 5,000 shares of Preferred Stock for use as needed. From January 1996 through May 31, 1997, we sought acquisitions as we wound down and closed our original environmental clean-up business. We, therefore, treats all matters relating to the environmental clean-up business as discontinued operations.

    On June 13, 1998, we acquired 100% of the stock of Intuitive Technology Consultants, Inc. ("ITC") of Atlanta, Georgia. ITC was engaged in the business of computer system design and computer related (MIS) employee placement. As of June 1999, we sold Intuitive Technology Consultants Inc to a group headed by the current management of ITC.


    On July 21, 1997 we acquired 100% of the stock of HDX 9000,
Inc. ("HDX"), a company specializing in compliance methodology for the Y2K problem and for the various types of "ISO" compliance certification. Since the demand for HDX's primary product, a compliance methodology to solve the Year 2000 date change problem, has become understandably non-existent, and due to HDX's inability to establish a new marketable product in a timely fashion, on March 20, 2000, it was the decision of our Board of Directors, in concert with the previous shareholder of 100% of HDX's stock, to rescind the agreement by which HDX was acquired by Phoenix. This was done and the stock of each company which was originally exchanged to effect the acquisition was returned to the original holder or issuer.

    On April 9, 1998, we acquired 100% of the outstanding stock of Mic Mac Investments, Inc., a long distance telephone service "reseller" specializing in the hospitality industry. Mic-Mac ceased to operate late in the third quarter of fiscal 1999, and had no remaining assets or liabilities as of May 31, 1999, and Phoenix wrote off its remaining investment in them in that fiscal year. Although it has ceased to operate, Mic-Mac, Inc., remains the property of the Company until a decision is made as to its future.


    Based on an agreement entered into on December 14, 1998, we acquired 100% of the stock of Cambridge Gas Transport Corporation
(CGTC), a Cayman Islands Corporation, in the business of owning and operating specialized chemical/fuel tanker transport ships. Due to unspecified disagreements, an agreement to rescind the acquisition
has been executed by the parties.   We filed litigation to recoup
ourr payments to CTCG, resulting in an out of court settlement on December 15, 2000.


    During fiscal 2000 we acquired 100% of the stock of Telephone
Company of Central Florida, Inc. ("TCCF").   TCCF is a "competitive
local exchange carrier" ("CLEC") telephone company and a reseller of other telecommunications services. TCCF was at that time operating under the protection of "Chapter 11"of the federal bankruptcy laws. The effective date of the closing was ten days after the Order of Confirmation was issued by the Bankruptcy court. The Order of Confirmation was issued on June 9, 1999 and TCCF began operating as a reorganized debtor on that date. We acquired TCCF within ten days of the Confirmation Order. On January 17, 2001 the name of TCCF was changed to EPICUS, Inc.

    On July 28, 2000, we acquired 100% of the stock of Moye &
Associates, Inc. of St. Simons Island Georgia. Moye & Associate's primary business was that of an Internet Service Provider (ISP) known as TheBest.Net. This move was seen by the company as synergetic with, and a possible future merger into TCCF.




COMPETITION
-----------

    Many similar companies, both large and small, offer similar services as Phoenix and our subsidiaries. We believe that the competitive factors affecting our markets include features such as functionality, adaptability, ease of use, quality, performance, price, customer service and support, effectiveness of sales and marketing efforts and reputation of the service provider. Although we believe that we currently compete favorably with respect to such factors, there can be no assurance that we can maintain our competitive position against current and potential competitors, especially those with greater financial marketing support and other resources than we have.

PATENTS
-------

    We own two patents for solidification of environmental waste, which were acquired when we were involved in that business. However, we no longer are involved in such business and believe that these patents are of very little value today, as they have been rendered obsolete due to the rapid development of the environmental clean-up industry.

EMPLOYEES
---------

    As of January 15, 2002, along with our affiliates, we had 34 employees.


PROPERTY
--------

    Our principal place of business is located at 1750 Osceola Drive, West Palm Beach, Florida 33409, which consists of office and warehouse space. This space aggregates approximately 3,500 square feet including four offices and a conference room. The annual lease cost is $3,500.00 per month, plus expenses and expires in August 2002. The lease contains an option to renew for one year with an increase tied to the rate of inflation.


LITIGATION
----------

    One of our subsidiaries, EPICUS, has been involved in a dispute with one of its former carriers, Sprint Florida, regarding a default in payment for services. On August 23, 2000, Sprint filed suit in the Circuit Court of the Ninth Judicial Circuit in and for Orange County Florida. We believed that the accusation was incorrect, however after obtaining advice from legal counsel, we decided not to litigate the matter and on December 21, 2000, the carrier was awarded by that court, a default judgment against EPICUS in the amount of $321,587.52. In accordance with a Judgment Payment Agreement dated February 15, 2001, EPICUS agreed to pay Sprint as follows: Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002.


    On January 27, 1999 Phoenix filed suit in The Superior Court of Fulton County Georgia against our former subsidiary Intuitive Technology Consultants, Inc., (ITC) (now renamed Elite Technologies, Inc.), to recover approximately $350,000 in loans extended to ITC when it was one of our subsidiaries. On June 11, 2001, the day before the trial was to begin, ITC and the ITC Acquisition Group filed for bankruptcy under Chapter 7 of the Federal Bankruptcy Laws, virtually eliminating any possibility of us collecting any amount of the debt from litigation in that manner. We will search for other legal means of recovering the money owed to Phoenix by them.


    A suit has been filed in Canada by EXL Information Corporation, a Canadian corporation, in the amount of $184,761 for alleged breach of contract regarding a licensing fee for use of billing software. We used the software for a short period of time and found that contrary to the software company's representations, it did not meet our specific needs and therefore stopped payment. The plaintiff is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.


    A suit was filed in Palm Beach County Circuit Court in August of 1999, against the Company by the "Trustee as Successor in Interest" for Condor Place Joint Venture, for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. A default judgment was obtained against the Company. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to the Company, if any, is not determinable at this time.

                                   MANAGEMENT
                                   ----------

    The following table sets forth certain information with respect to our executive officers and directors. Each director serves a term of one year or ntil a successor is elected.


Name              Position                   Director Since     Age
----              --------                   --------------     ---

Gerard Haryman    President, CEO, acting         1996            57
                  Principal Accounting
                  Officer, acting CFO and
                  Chairman of the Board of
                  Directors

Thomas Donaldson  Vice President, Secretary      1993            58
                  and Director

Timothy Palmer    Director                       1997            56


    Gerard Haryman
    -------------- has served as our Chairman of the Board, President and Chief Executive Officer since January of 1996. Previously and concurrently, since 1981 to the present, Mr. Haryman has been President and Chief Executive Officer of SA, Sitmo, developers and builders of commercial and residential properties throughout Europe, with corporate offices in Paris, France. Mr. Haryman has also been involved in the development of residential property in the Palm Beach area since 1988, and during that period has also served on the Board of Directors of several other public and private companies. Mr. Haryman attended the "Institute General de Finance" in Paris, France majoring in finance and administration.

    Thomas N. Donaldson,
    -------------------- since February of 1993, Mr. Donaldson has been an officer and director of Phoenix, and of Trident Environmental Systems, Phoenix's predecessor. Prior to his entering the public company arena, he had a background in the electronic media, both television and radio. Before being promoted to executive level management, he was an award winning Producer/Director at both the local and network levels. Additionally, he was a majority partner in the television production company, "American Televent", which produced commercials and syndicated programming. Mr. Donaldson attended both the University of Miami and the University of Paris.

    Timothy Palmer,
    --------------- has been President of HDX 9000, Inc., West
Palm Beach, Florida, a computer and business consulting firm since October 1993, now a wholly-owned subsidiary of the Company, and a Director of the Company since July 1997. from March 1997 to the present, he has been President of Quality Advantage, Ltd. of Kingston, Jamaica, a computer and business consulting firm. Prior to October 1993, he was manager of the Palmer Family Trust in London, England. Mr. Palmer holds a Bachelor of Commerce Degree from McGill University in Montreal, Canada.

Executive Compensation
----------------------

    The following table sets forth the cash compensation of our executive officers and directors during each of the last three fiscal years. The remuneration described in the table does not include the cost we incurred in furnishing benefits to the named executive officers, including premiums for health insurance and other benefits provided to such individual that are extended in connection with the conduct of our business. The value of such benefits cannot be precisely determined, but the executive officers named below did not receive other compensation in excess of the lesser of $25,000 or 10% of such officer's cash compensation.


                            Summary Compensation Table
                            --------------------------


                                       Annual Compensation                               Long Term Compensation
                                       -------------------                               ----------------------
                                                                                     Awards            Payouts
                                                                                     ------            -------

Name and Principal        Year     Salary            Bonus     Other       Restricted     Options/     LTIP        All Other
Position                                                       Annual      Stock ($)      SARs(#)      Payouts     Compen-
                                                               Compen-                                 ($)         sation
                                                               sation
----------------------------------------------------------------------------------------------------------------------------
Gerard Haryman,           2000    250,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-
President, CEO, acting    1999    250,000<F1>(1)      -0-       -0-        <F2>(2)         -0-          -0-         -0-
CFO and Chairman of       1998    250,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-
the Board of Directors    1997    250,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-

Thomas N. Donaldson,      2000    104,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-
Vice President, COO       1999    104,000<F1>(1)      -0-       -0-        <F3>(3)         -0-          -0-         -0-
and Director              1998    104,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-
                          1997    104,000<F1>(1)      -0-       -0-                        -0-          -0-         -0-

<F1>
(1) Due to our cash position, Mr. Haryman and Mr. Donaldson have deferred payment of their salaries and bonuses.
<F2>
(2) Mr. Haryman received a grant of 1,400,000 shares of our common stock on April 8, 2000.
<F3>
(3) Mr. Donaldson received a grant of 250,000 shares of our common stock on April 8, 2000.


Stock Option Grants in the past fiscal year
-------------------------------------------

    We have not issued any grants of stock options in the past fiscal year.

Employment Agreements
---------------------

    We currently have no Employment Contracts in effect.

Compensation of Directors
-------------------------

    Each of our Directors will receive 12,000 shares of common stock for each year of service plus reimbursement of out-of-pocket expenses. Currently, we have no outside Directors.

                             PRINCIPAL SHAREHOLDERS
                             ----------------------

    The following table sets forth information about the beneficial ownership of our common stock as of the date of this Prospectus by
(i) each person who we know is the beneficial owner of more than 5% of the outstanding shares of common stock (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group.


                                                                                               Shares
                                                   Percentage               Shares to be       owned            Percentage
Name and Address<F1>(1)        common stock        Before Offering<F2>(2)   Sold in Offering   After Offering   After Offering
-----------------------        ------------        ----------------------   ----------------   --------------   --------------
Gerard Haryman
President/CEO
1750 Osceola Drive
West Palm Beach, FL  33409     3,024,941 <F3>(3)          4.3%                    0             3,024,941          1.5%

Thomas Donaldson
VP/COO, Director
1750 Osceola Drive
West Palm Beach, FL  33409       490,000                   *                       0               490,000            *

Timothy Palmer, Director
1750 Osceola Drive
West Palm Beach, FL  33409       500,000                   *                       0               500,000            *

All Directors and Executive
Officers as a Group
(3 persons)                    4,014,941                  5.7%                     0             4,414,941          2.2%


* less than 1%

<F1>

(1) Unless otherwise noted below, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is considered to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options or the conversion of convertible debentures. Each beneficial owner's percentage ownership is determined by assuming that any such warrants, options or convertible debentures that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised.

<F2>
(2) Based on 70,316,312 shares outstanding as of January 15, 2002.
<F3>
(3) Includes 280,000 shares owned by Mr. Haryman's wife that are deemed beneficially to be owned by him.



                               SELLING SHAREHOLDERS
                               --------------------

Recent Financing
----------------

    On September 28, 2001 AJW Partners, LLC and New Millennium Capital Partners II, LLC purchased an aggregate of $700,000 of 12% convertible debentures and warrants to purchase, respectively, a total of 350,000 and 650,000 shares of common stock from us in a private placement transaction. We have received $200,000 of the $700,000 invested and will receive the remaining $500,000 upon effectiveness of this registration statement. AJW Partners, LLC purchased a total of $245,000 of the debentures and New Millennium Capital Partners II, LLC purchased the remaining $455,000. Simultaneous with entering this transaction, AJW Partners, LLC and New Millennium Capital Partners II, LLC agreed to the extension of approximately $1,063,000 worth of debt we owed to them by accepting additional debentures for this amount on identical terms to the new investment.

    The debentures are convertible into shares of our common stock, at the option of the holder at any time and from time to time after the date when the debentures where issued, at a conversion price equal to the lower of (i) $0.08 per share and (ii) 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of conversion. The warrants issued to AJW Partners and New Millennium Capital Partners are each exercisable at an exercise price per share equal to 50% of the average of the lowest three inter-day trading prices of our common stock during the twenty trading days immediately preceding the date of exercise and expire on September 21, 2003. Interest on the debentures is payable on a quarterly basis on March 31, June 30, September 30 and December 31 of each year while such debentures are outstanding and on each Conversion Date, whichever occurs earlier. Interest may be paid, at our option, in cash or common stock. The debentures are redeemable under certain circumstances as stated in the Convertible Debenture.

    Each holder of the debenture may not convert its securities into shares of our common stock if after the conversion, such holders, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of our common stock. This restriction may be waived by each holder on not less than 61 days' notice to us. Since the number of shares of our common stock issuable upon conversion of the debentures will change based upon fluctuations of the market price of our common stock prior to a conversion, the actual number of shares of our common stock that will be issued under the debentures, and consequently the number of shares of our common stock that will be beneficially owned by AJW Partners and New Millennium Capital Partners cannot be determined at this time. Because of this fluctuating characteristic, we agreed to register a number of shares of our common stock that exceeds the number of our shares of common stock currently beneficially owned by AJW Partners and New Millennium Capital Partners. The number of shares of our common stock listed in the table below as being beneficially owned by AJW Partners and New Millennium Capital Partners includes the shares of our common stock that are issuable to AJW Partners and New Millennium Capital Partners subject to the 4.999% limitation, upon conversion of their debentures and exercise of their warrants. However, the 4.999% limitation would not prevent AJW Partners and New Millennium Capital Partners from acquiring and selling in excess of 4.999% of our common stock through a series of conversions and sales under the debentures and acquisitions and sales under the warrants.

    The following table sets forth the name of each person who is offering shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


                                                                                          Shares
                               common stock         Percentage        Shares to be        owned          Percentage
Name                        Beneficially Owned   Before Offering   Sold in Offering   After Offering   After Offering
----                        ------------------   ---------------   ----------------   --------------   --------------

AJW Partners, LLC<F1>(1)    45,377,500<F3>(3)       4.99<F4>(4)    45,377,500<F5>(5)         0                0


New Millennium Capital
  Partners II, LLC<F2>(2)   84,273,000<F3>(3)       4.99<F4>(4)    84,273,000<F5>(5)         0                0


<F1>

(1) AJW Partners, LLC is a private investment fund that is owned by all of its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey S. Ribotsky is the fund manager, has voting and investment control over the shares listed in the selling stockholder table owned by AJW Partners, LLC..

<F2>

(2) New Millennium Capital Partners II, LLC is a private investment fund that is owned by all of its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Mr. Glenn A. Arbeitman and Mr. Corey S. Ribotsky are the fund managers, have voting and investment control over the shares listed in the selling stockholder table owned by New Millennium Capital Partners II, LLC.

<F3>

(3) Includes the shares of our common stock issuable to AJW Partners and New Millennium
Capital Partners, subject to the 4.999% limitation, upon conversion of its debentures and exercise of its warrants.

<F4>

(4) Each selling shareholder is prohibited from converting its securities into shares of our common stock if after the conversion, such holder, together with any of its affiliates, would beneficially own over 4.999% of the outstanding shares of our common stock.

<F5>

(5) Pursuant to the Registration Rights Agreement between us and the debenture holders, we are required to register such number of shares of common stock equal to the sum of (i) 200% of the number of shares of common stock issuable upon conversion in full of their debentures, assuming for such purposes that all interest is paid in shares of our common stock, that the debentures are outstanding for one year and that such conversion occurred at a price equal to the lesser of (a) $0.08 and (b) 50% of the average of the lowest three inter-day prices (which need not occur on consecutive trading days) during the twenty trading days immediately preceding the closing date and (ii)
the number of shares of common stock issuable upon exercise in full of the warrants issued on the closing date.



                                CERTAIN TRANSACTIONS
                                --------------------


    There have been no relevant transactions.


                  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
                  ---------------------------------------------

    There have been no disagreements with our accountants on accounting and financial disclosure.

                              PLAN OF DISTRIBUTION
                              --------------------

    We are registering shares of our common stock that underly some or all of our convertible debentures. Any individual acquiring shares of our common stock through such a conversion who subsequently sells such common stock is considered a Selling Shareholder.

    The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

- ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

- block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

- purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

- an exchange distribution in accordance with the rules of the applicable exchange;

-       privately negotiated transactions;

-       short sales;

- broker-dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

-       a combination of any such methods of sale; and

-       any other method permitted pursuant to applicable law.

    The Selling Stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades. The Selling Stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a Selling Stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

    Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

    The Selling Stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the Selling Stockholders. We have agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

                          DESCRIPTION OF SECURITIES
                          -------------------------

common stock
------------


    Our Articles of Incorporation authorize the issuance of 200,000,000 shares of common stock, $0.001 par value per share. Of this amount, 70,316,312 are currently issued and outstanding.


    Each holder of our common stock is entitled to one vote per share of common stock standing in such holder's name on our records on each matter submitted to a vote of our stockholders, except as otherwise required by law. Holders of our common stock do not have cumulative voting rights so that the holders of more than 50% of the combined shares of our common stock voting for the election of directors may elect all of the directors if they choose to do so and, in that event, the holders of the remaining shares of our common stock will not be able to elect any members to our board of directors. Holders of our common stock are entitled to equal dividends and distributions, per share, when, as and if declared by our board of directors from funds legally available. Holders of our common stock do not have preemptive rights to subscribe for any of our securities nor are any shares of our common stock redeemable or convertible into any of our other securities. If we liquidate, dissolve or wind up our business or affairs, our assets will be divided up pro-rata on a share-for-share basis among the holders of our common stock after creditors and preferred shareholders, if any, are paid.

Preferred Stock
---------------

    Our Articles of Incorporation authorize the issuance of 20,000,000 shares of Preferred Stock, $0.001 par value per share, the designation and rights of which are to be determined by our Board of Directors. None of the shares of Preferred Stock are issued and outstanding.

    Our Board of Directors has authority, without action by the shareholders, to issue all or any portion of the authorized but unissued Preferred Stock in one or more series and to determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of such series. We consider it desirable to have Preferred Stock available to provide increased flexibility in structuring possible future acquisitions and financings and in meeting corporate needs which may arise. If opportunities arise that would make desirable the issuance of Preferred Stock through either public offering or private placements, the provisions for Preferred Stock in our Articles of Incorporation would avoid the possible delay and expense of a shareholder's meeting, except as may be required by law or regulatory authorities. Issuance of the Preferred Stock could result, however, in a series of securities outstanding that will have certain preferences with respect to dividends and liquidation over the common stock that would result in dilution of the income per share and net book value of the common stock. Issuance of additional common stock pursuant to any conversion right that may be attached to the terms of any series of Preferred Stock may also result in dilution of the net income per share and the net book value of the common stock. The specific terms of any series of Preferred Stock will depend primarily on market conditions, terms of a proposed acquisition or financing, and other factors existing at the time of issuance. Therefore, it is not possible at this time to determine in what respect a particular series of Preferred Stock will be superior to our common stock or any other series of Preferred Stock which we may issue. Our Board of Directors may issue additional Preferred
Stock in future financings, but has no current plans to do so at this time.

    The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.

    We intend to furnish holders of our common stock annual reports containing audited financial statements and to make public quarterly reports containing unaudited financial information.

Transfer Agent
--------------

    The transfer agent for the common stock is United Stock Transfer, Inc., 3615 South Huron, Suite 104, Englewood, CO 80110 and its telephone number is (303) 783-9055.

                         DISCLOSURE OF SEC POSITION
                         --------------------------
               ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
               -------------------------------------------------


    Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of Phoenix, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, and is, therefore, unenforceable.


                                 LEGAL MATTERS
                                 -------------

    The legality of the Shares offered hereby will be passed upon for the company by The Law Office of L. Van Stillman, P.A., Delray
Beach, FL  33483



                                     EXPERTS
                                     -------

    The audited financial statements incorporated in this Registration Statement as of May 31, 2001 and for the year ended May 31, 2001 has been audited by Wieseneck, Andres, & Company, P.A., independent certified public accountant to the extent and for the periods set forth in their report thereon and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION
                     -----------------------------------


    We have filed a registration statement under the Securities Act with respect to the securities offered hereby with the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. This prospectus, which is a part of the registration statement, does not contain all of the information contained in the registration statement and the exhibits and schedules thereto, certain items of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Cycle Country Accessories Corp. and the securities offered hereby, reference is made to the registration statement, including all exhibits and schedules thereto, which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N. W., Room 1024, Washington, D. C. 20549, and at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 at prescribed rates during regular business hours. You may obtain information on the operation of the public reference facilities by calling the Commission at 1-800-SEC-0330. Also, the SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http:// www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance reference is made to the copy of such contract or document filed as an exhibit to the registration statement, each such statement being qualified in its entirety by such reference. We will provide, without charge upon oral or written request of any person, a copy of any information incorporated by reference herein. Such request should be directed to us at Phoenix International Industries, Inc. 1750 Osceola Drive,
West Palm Beach, FL  33483 Attention: Gerard Haryman, President.

    We file reports and other information with the Commission. All of such reports and other information may be inspected and copied at the Commission's public reference facilities described above. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is http://www.sec.gov. In addition, we make available to our shareholders annual reports, including audited financial statements, unaudited quarterly reports and such other reports as we determine.

                      PHOENIX INTERNATIONAL INDUSTRIES, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                   May 31, 2001

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.




                                     INDEX


Financial Information

       Financial Statements:

   Independent Auditors' Report - May 31, 2001 and 2000        1

   Consolidated Balance Sheets as of May 31, 2001 and 2000     2

   Consolidated Statements of Operations for
    the years ended May 31, 2001 and 2000                      4

   Consolidated Statements of Stockholders' Deficit
    for the years ended May 31, 2001 and 2000                  5

   Consolidated Statements of Cash Flows for
    the years ended May 31, 2001 and 2000                      6

   Notes to the Consolidated Financial Statements              8

                       WIESENECK, ANDRES & COMPANY, P.A.
                         Certified Public Accountants
                        772 U.S. HIGHWAY 1, SUITE 200
                       NORTH PALM BEACH, FLORIDA  33408
                             (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                        FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida




                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Phoenix International Industries, Inc.
West Palm Beach, Florida

We have audited the accompanying consolidated balance sheets of Phoenix International Industries, Inc. and subsidiaries as of May 31, 2001 and 2000 and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company and subsidiaries as of May 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 22 to the consolidated financial statements, the Company has accumulated losses of approximately $16,000,000 as of May 31, 2001, has insufficient working capital and may continue to incur selling, general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the continued funding of the parent Company's operations by its chief officers and sale of common stock. The conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in Note 22. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.




/s/ Wieseneck, Andres & Company, P.A.

August 10, 2001

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
May 31, 2001 and 2000




                                                           ASSETS
                                                                                              2001            2000
                                                                                           -----------    -----------
Current Assets
    Cash                                                                                      $58,565        $46,905
    Accounts receivable net of allowance for doubtful accounts of $150,000                  1,074,827        331,654
             and $5,000.
    Refundable deposit                                                                          -            110,000
    Loans receivable stockholder                                                               15,000         15,000
    Prepaid Expenses                                                                            2,875          -
                                                                                           ------------   -----------
      Total Current Assets                                                                  1,151,267        503,559
                                                                                           ------------   -----------

Property and Equipment
    Property and equipment, net of $268,155 and $91,792
             accumulated depreciation                                                         692,048        624,807
                                                                                           ------------   -----------
Other Assets
    Restricted cash                                                                           203,365          -
    Reorganization value in excess of amounts allocable to identifiable
             assets, net of accumulated amortization of $17,109 in 2001                       661,242        678,351
    Intangible assets, net of $131,053 accumulated amortization                               299,972          -
    Deposits                                                                                  302,414         70,694
                                                                                           ------------   -----------
      Total Other Assets                                                                    1,466,993        749,045
                                                                                           ------------   -----------
        Total Assets                                                                       $3,310,308     $1,877,411
                                                                                           ============   ===========



See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
May 31, 2001 and 2000


                                       LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                                                               2001           2000
                                                                                           ----------     -----------
Current Liabilities
        Bank overdraft                                                                     $    3,916     $      -
        Accounts payable                                                                    1,766,994        976,979
        Accrued expenses                                                                      416,552         80,711
        Accrued Officer salary                                                              1,765,980      1,412,784
        Taxes payable                                                                         151,495            -
        Loans payable                                                                         106,006        611,199
        Notes payable - current portion                                                     3,142,315        250,000
                                                                                           ----------     -----------
                Total Current Liabilities                                                   7,353,258      3,331,673
                                                                                           ----------     -----------
Long-Term Debt
        Long-term debt - net of current portion                                               200,000      1,170,820
        Loan payable stockholder                                                              437,699        558,820
                                                                                           ----------     -----------
                Net Long-Term Debt                                                            637,699      1,729,640
                                                                                           ----------     -----------
Commitments and Contingencies                                                                     -              -

Stockholders' Deficit
         Preferred stock, $.001 par value: 5,000
                 shares authorized: no shares outstanding                                         -              -
         Common stock, $.001 par value: 200,000,000 shares
                 authorized 48,901,557 Issued and outstanding                                  48,902         19,354
        Additional paid-in-capital                                                         11,524,369      7,543,466
        Accumulated deficit                                                               (16,253,920)   (10,746,722)
                                                                                          ------------    -----------

                Total Stockholders' Deficit                                                (4,680,649)    (3,183,902)
                                                                                          ------------    -----------
                        Total Liabilities and Stockholders' Deficit                        $3,310,308     $1,877,411


See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the years ended May 31, 2001 and 2000


                                                                                              2001           2000
                                                                                          ------------    -------------

Revenues                                                                                  $ 3,245,286      $ 1,748,220

Cost of Sales                                                                              (2,739,758)       1,729,033
                                                                                          ------------    -------------
Gross Profit                                                                                  505,528           19,187
                                                                                          ------------    -------------
Operating Expenses
         Selling, general and administrative (includes $353,196 of
           accrued officers salary in 2001 and 2000)                                        5,008,772        2,622,193
         Loan facility fees                                                                      -             678,000
         Write off of, and impairment of goodwill, HDX                                           -              65,594
                                                                                          ------------    -------------
                Total Operating Expenses                                                    5,008,772        3,365,787

                        Operating Loss                                                     (4,503,244)      (3,446,600)
                                                                                          -------------   -------------
Other Income and Expense
        Interest income                                                                        56,569           20,000
        Interest expense                                                                   (1,439,192)        (154,602)
                                                                                          -------------   -------------
                Total Other Income and Expenses                                            (1,382,623)        (134,602)
                                                                                          -------------   -------------
Loss Before Income Taxes, Discontinued Operations and Extraordinary Item                   (5,885,867)      (3,481,202)

Provision For Income Taxes                                                                      -                -
                                                                                          -------------   -------------
Loss Before Discontinued Operations and Extraordinary Item                                 (5,885,867)      (3,481,202)
                                                                                          -------------   -------------
Discontinued Operations - Discontinued Division                                                 7,849            -

Extraordinary Item - Extinguishment of Debt                                                   370,820            -
                                                                                          -------------   -------------
Net Loss                                                                                  $(5,507,198)     $(3,481,202)
                                                                                          =============   =============
Income (Loss) Per Share

        Basic earnings per share:
                Continuing operations                                                          $(0.17)          $(0.20)
                Discontinued operations                                                          -               -
                Extraordinary items                                                              0.01            -
                                                                                          -------------    ------------
                        Basic net loss                                                         $(0.16)          $(0.20)
                                                                                          =============    ============
        Weighted average common shares outstanding                                         34,902,572       17,349,553
        Weighted average fully diluted common shares                                      =============    ============
                assuming dilution                                                          66,974,591       28,790,000
                                                                                          =============    ============


See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the years ended May 31, 2001 and 2000



                              Common Stock
                         ----------------------
                                                   Additional                       Total
                          Number of        At        Paid In      Accumulated     Stockholders'
                           Shares       Par Value    Capital        Deficit         Deficit
                         -----------    ---------   ----------   -------------    -------------
Balance, May 31, 1999    12,138,694      $12,139    $5,996,046    $(7,265,520)    $(1,257.335)

Sale of common stock      2,565,153        2,565       778,820            -           781,385
Issuance of stock for
  services rendered         150,000          150        95,100            -            95,250
Issuance of stock for
  loan facility fees      2,000,000        2,000       676,000            -           678,000
Stock issued as
  collateral for note     3,000,000        3,000        (3,000)           -               -
Rescission of HDX
  stock                    (500,000)        (500)          500            -               -
Net Loss                                                           (3,128,006)     (3,128,006)
                         -----------    ---------   -----------  -------------    -------------

Balance, May 31, 2000     19,353,847      19,354     7,543,466    (10,746,722)     (3,183,902)

Sale of common stock      16,400,000      16,400     1,758,531            -         1.774,931
Issuance of stock for
  services rendered, and
  debt conversion          8,782,841       8,784     1,277,000            -         1,285,784
Stock issued to
  purchase Best Net          400,000         400        91,000            -            91,400
Stock issued as
  compensation
  to employees (Note 20)   1,464,869       1,464       184,372            -           185,836
Stock issued as
  compensation
  to officers (26)         2,500,000       2,500       670,000            -           672,500
Net Loss                         -           -             -       (5,507,198)     (5,507,198)
                         -----------    ---------   -----------   ------------    -------------

Balance, May 31, 2001     48,901,557     $48,902    $11,524,369   $(16,253,920)   $(4,680,649)
                         ===========    =========   ===========   =============   =============



See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended May 31, 2001 and 2000


                                                        2001             2000
                                                   -------------     -----------
Cash Flows From Operating Activities
  Cash received from customers                      $2,782,841        $1,436,564
  Interest income                                       56,569            10,000
  Cash paid to suppliers and employees              (4,745,761)       (2,884,940)
  Interest paid                                        (35,544)          (47,219)
  Income taxes paid                                        -                 -
                                                   -------------     ------------
    Net Cash Flows Used in Operating Activities     (1,941,895)       (1,485,595)

Cash Flows From Investing Activities
  Purchase of equipment                               (176,477)          (10,555)
  Proceeds from sale of equipment                          -               4,000
  Cash paid to develop name                            (23,524)              -
  Cash paid for deposits                              (222,998)              -
                                                   -------------     ------------

    Net Cash Flows Used in Investment Activities      (422,999)           (6,555)
                                                   -------------     ------------
Cash Flows From Financing Activities
  Proceeds from sale of stock                          800,218           895,310
  Purchase of a certificate of deposit                (200,000)              -
  Collection of a refundable deposit                    90,000               -
  Proceeds from convertible debt                     1,792,500               -
  Payments on notes to trustee                         (50,000)         (687,508)
  Repayment of loan to stockholder                     (69,659)          (35,722)
  Proceeds from note payable                           674,182           628,000
  Repayment of note payable                           (410,000)              -
  Repayment of loans payable                          (250,687)              -
  Proceeds from loans payable                              -             611,199
                                                    ------------     ------------
    Net Cash Flows Provided by Financing Activities  2,376,554         1,411,279
                                                    ------------     ------------
Net Increase(Decrease) in Cash                          11,660           (80,871)

Cash and Cash Equivalents at Beginning of Year          46,905           127,776
                                                    ------------     ------------
Cash and Cash Equivalents at End of Year            $   58,565       $    46,905
                                                    ============     ============

See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the years ended May 31, 2001 and 2000

Reconciliation of Net Loss to Net Cash Flows Used in Operating Activities:

                                                                                2001             2000
                                                                            ------------      ------------
  Net Loss                                                                  $(5,507,198)      $(3,481,202)
    Add items not requiring outlay of cash:
      Depreciation                                                              130,344            87,141
      Amortization                                                              148,162               -
      Bad debts                                                                 160,000            48,850
      Expenses paid by issuance of common stock                               3,415,135           773,250
      Gain on extinguishment of debt                                           (370,870)              -
      Loss from write off and partial impairment of Goodwill, HDX                   -              65,594
      Loss on sale of assets                                                        -              13,951
    Cash was provided by:
      Decrease in refundable deposit                                            110,000           100,000
      Decrease in loan receivable                                                   -               5,526
      Increase in accounts payable                                              908,775           866,860
      Increase in accrued liabilities                                           133,472            73,211
      Increase in other taxes payable                                            36,652               -
      Increase in accrued interest payable                                      153,327               -
    Cash was used in:
      Increase in accounts receivable - net                                    (948,174)         (331,654)
      Increase in other current assets                                              -             (53,765)
      Increase in prepaid expenses                                               (2,667)              -
      Increase in intangible assets                                            (431,025)              -
      Increase in other assets                                                 (231,024)           (6,553)
                                                                            ------------      ------------
        Net Cash Flows Used in Operating Activities                         $(1,941,895)      $(1,485,595)
                                                                            ============      ============
    Supplemental Schedule of Non Cash Activities:
      Stock issued to reduce debt                                              $284,500       $       -
      Principal reduction, convertible debt                                    (284,500)              -
      Stock issued to pay interest on debt                                       88,672               -
      Stock issued to pay facility fee                                            -               628,000
      Issuance of common stock as collateral for loan                             -                     1

See accompanying summary of accounting policies and notes to financial statements.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------

Organization
------------

Phoenix International Industries, Inc., A Florida Corporation (the Company), and its subsidiary, Epicus, Inc. (formerly known as The Telephone Company of Central Florida, Inc.) purchase wholesale long distance and local telecommunication services and resell these services to its customers throughout the United States. Epicus, Inc., formerly the Telephone Company of Central Florida, Inc. changed its name in January 2001 to better reflect the scope of its business purpose and to eliminate the limitations imposed by its previous name. Epicus, a wholly owned subsidiary, was acquired July 1999 as a reorganized debtor to facilitate these activities.

The Company acquired 100% of the outstanding common stock of Moye and Associates, Inc. a Georgia Corporation, doing business as The Best Net (Best Net, Moye) on July 28, 2000. Moye provides computer consulting primarily to commercial business and Internet provider services, (dial up and domain hosting) primarily to individual customers in the Southeastern United States.

The Company reactivated Mic Mac, Inc. a company incorporated in the State of South Carolina. Mic Mac, a wholly owned subsidiary of the Company, discontinued operating in the fiscal year ended May 31, 1999.

Principals of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Epicus Inc. and Moye and Associates, Inc. at May 31, 2001 and May 31, 2000. All intercompany accounts and transactions have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Local telephone services for business and residence are a fixed monthly amount per telephone line and are billed to the customer at the beginning of each billing cycle for use in that month. The monthly billings are recorded as income when billed. The prorated portion of unused local services that remain once a customer terminates service are recognized as a customer payable until the refund check is issued. Long distance services for the prior months use are included in the current months bill and are recognized as income when billed. Epicus discontinued servicing the debit card industry (prepaid telephone cards) in May 1998. Epicus' remaining commitments, if any, for unused prepaid telephone cards outstanding are expensed through monthly billings received from the long distance carrier.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill, Reorganization Value in Excess of Amounts Allocable to
----------------------------------------------------------------
Identifiable Assets
-------------------

Goodwill represents the excess of the purchase price over the fair values of the net assets and liabilities acquired resulting from business combinations and is being amortized on a straight-line basis
over five to ten years.   Reorganization Value in Excess of Amounts
Allocable to Identifiable Assets respresents the excess of the purchase price of Epicus from bankruptcy by Phoenix over the fair value of the net assets and liabilities in

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------
(continued)
-----------

the amount of $678,350, is being amortized on a straight line basis over forty years. (See Note 8.) The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill by the undiscounted cash flows method.

Property and Equipment
----------------------

Property and equipment are stated at cost. The Company provides for depreciation over the estimated useful lives of the related assets, which range from five to twelve years, primarily using the straight-line method.

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capitalized costs consist of contract labor charges incurred by the Company for computer programmers. The software development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

Intangible Assets
-----------------

Intangible assets in the amount of $207,500 consist of legal fees and other costs described as prepaid monthly consulting fees which were paid to NIR Group. The costs were withheld from the proceeds of the convertible debt. The fees are being recognized as an expense ratably over nineteen months, the maturity date of the debt. Twelve months of fees, $131,053, were recognized as an expense in the year ended May 31, 2001. (See Note 12.)

The cost associated with the development of the name "Epicus" in the amount of $23,525 was capitalized in the current period. Management will review the assets from time to time to determine if circumstances indicate that the carrying amount is impaired or may not be recoverable.

Intangible assets in the amount of $200,000 consists of the client list acquired in the purchase of Best Net (see Note 8).

Income Taxes
------------

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Earnings (Loss) Per Share
-------------------------

In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of
(1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common shares such as outstanding common stock options; and
(2) basic earnings per share which includes the effect of outstanding common shares but excludes dilutive potential common shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common shares are included in the computation of any diluted per share amount when a loss from continuing operations exists.

PHOENIX INTERNATIONAL INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 1 - Summary of Significant Accounting Policies and General Matters
-----------------------------------------------------------------------
(continued)
-----------

Earnings (Loss) Per Share (continued)
-------------------------------------

                                             Loss          Shares         Per Share
                                         (Numerator)    (Denominator)      Amount
                                         -----------    -------------     ---------
For the year ended May 31, 2001

Basic earnings per share
    Loss applied to common stockholders   $5,507,198     34,902,572        $(0.17)
                                          ==========     ==========        =======


For the year ended May 31, 2000

Basic earnings per share
    Loss applied to common stockholders   $3,481,202     17,349,553        $(0.20)
                                          ==========     ==========        =======




Fair Value of Financial Instruments
-----------------------------------

The carrying amount of accounts receivable, accounts payable, accrued expenses and loan payable to related party approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk
-----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations.

The Company holds cash in one banking institution in excess of FDIC insurance limits.

NOTE 2 - Loans Receivable
-------------------------

At May 31, 2001 and 2000, loans receivable consisted of a $15,000 non-interest bearing, non-collateralized loan to the Chief Operating
Officer (COO) and Stockholder of the Company. There is no specified date for repayment.

NOTE 3 - Restricted Cash
------------------------

Restricted cash consists of an eighteen-month certificate of deposit paying 6.19% and maturing January 7, 2002. The certificate of deposit is held by a bank to collateralize a letter of credit of an equal amount for the benefit of Bell South.

NOTE 4 - Reactivation of Subsidiary
-----------------------------------

The Company acquired 100% of the outstanding stock of Mic Mac on April 9, 1998 by issuing 250,000 shares of restricted common stock. The Company ceased operating in the third quarter of the year ending May 31, 1999. The net income from the disposition of Mic Mac was recognized as income from discontinued operations in the May 31, 1999 financial statement. The Company reactivated the company by filing the appropriate documents with the State of South Carolina.

NOTE 5 - Refundable Deposit
---------------------------

The Company negotiated the refund of a deposit that the Company had made towards the acquisition of another company in a prior year. The settlement included the deposit of $200,000 plus a total of $20,000 interest. $110,000 was received in the fiscal year May 31, 1999. The Company settled for $90,000 and charged the remaining $20,000 to bad debt in the current fiscal year.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 6  - Allowance for Doubtful Accounts, Bad Debts
----------------------------------------------------

The Company established an allowance for doubtful accounts for the years ending May 31, 2000 and 2001. Activity in the allowance for doubtful accounts and bad debt expense are summarized as follows:


                                                Allowance
                                               For Doubtful         Bad Debt
                                                Accounts            Expense
                                               ------------         ---------

May 31, 2000 provision for doubtful accounts   $    5,000           $   5,000
Direct write off of accounts receivable              -                 43,850
                                               ------------         ---------
                                                    5,000           $  48,850
                                                                    =========
2001 annual provision for doubtful accounts         5,000               -
Increase allowance for doubtful accounts          140,000             140,000
Write off of refundable deposit
  (See note 5 above).                                -                 20,000
                                               ------------         ---------
     Total                                     $  150,000           $ 160,000
                                               ============         =========

Management estimated that approximately $400,000 of accounts receivable are no longer customers and may not be collectible. The Company has instituted various actions in an effort to collect these accounts, i.e. turned over to collection agencies and to legal counsel as well as various in-house collection efforts. The following is the calculation used to estimate the increase in the current years allowance for doubtful accounts.

Estimated dollar amount of noncurrent customers     $  400,000
Estimated uncollectable, 35% ($400,000 x .35)         (140,000)
                                                    -----------
Estimated collectable accounts receivable           $  240,000
                                                    ===========

Note 7 - Deposits
-----------------

Deposits at May 31, 2001 and 2000 consist of the following


                                      2001           2000
                                    ---------      --------

Security deposit - carriers         $ 229,192      $    -
Utilities                               2,695         5,450
Office Leases                           2,490         3,000
Equipment Lease                           480           479
Deposit on purchase of equipment       61,557        61,765
Other contracts                         6,000           -
                                    ---------      --------

     Total Deposits                 $ 302,414      $ 70,694
                                    =========      ========

The Company has reclassified a $61,765 deposit from a current asset on the May 31, 2000 Financial Statement to an other asset (non-current) on the May 31, 2001 consolidated balance sheet. The Company is currently negotiating for the refund of this deposit on the purchase of equipment made by Epicus prior to its filing bankruptcy.
Management is unable to determine the outcome of these negotiations at this time.

NOTE 8 - Business Combinations
------------------------------

Epicus, Inc.

The Company acquired 100% of the issued and outstanding voting common stock of Epicus (a reorganized debtor) on July 27, 1999. The consideration and terms were as follows. All administrative claims and expenses are not to exceed $570,000. Priority claims and taxes, not exceeding $300,000 to be paid in $25,000 installments over a period of six years with interest payable at 8%.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 8 - Business Combinations (continued)
------------------------------------------

In addition, Phoenix will deposit a total of $500,000 into a creditor trust fund. The initial deposit of $100,000 to the trust fund was made at the confirmation order and the balance will be deposited in four consecutive semi-annual installments of $100,000 (see Note 12). The "effective date" of the closing was ten days after the Bankruptcy Court issued the Order of Confirmation. At the execution of the Letter of Intent of the Company to acquire Epicus, the Company deposited 50,000 shares of its common stock with council for Epicus as security for the performance of its obligations under the agreement. The shares of stock remain issued and outstanding with council as of May 31, 2001.

The United States Bankruptcy Court issued the Order of Confirmation on June 9,1999. The Bankruptcy Court reserved comprehensive and expansive jurisdiction to resolve any dispute and questions arising in
connection with the plan and Confirmation Order.   The court has
jurisdiction over any remaining cases.

The Company began operating as a Reorganized Debtor using Fresh Start Accounting in compliance with Accounting Statement of Position (SOP) 90-7 on July 28, 1999. Except as expressly provided in the Plan, the Confirmation Order shall discharge any and all debts or claims whatsoever and any prior equity interests in the Company. The property and equipment of the Company were restated to properly reflect their reorganized value, the liabilities subject to compromise were reduced to the settlement amounts and those that are not subject to compromise are segregated, prior stockholder's deficit of $1,113,130 was eliminated by recording income forgiveness as an extraordinary item.

Epicus purchases wholesale long distance and local telecommunications services and resells these services to their customers throughout the United States. This acquisition was recorded using the purchase method of accounting as prescribed by APBO 16. All intercompany accounts were removed through eliminating entries for the consolidation. The cost of acquiring Epicus was $1,370,000. The excess of the purchase price over the total assets has been recorded as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets and will be amortized over its estimated useful life of 40 years.

The following condensed proforma reflects the results of operations of the company had Epicus been included for the full twelve months ended May 31, 2000 respectively.

                                   For the Twelve
                                 Months ended 5/31/00
                                 --------------------

Revenues                         $      1,926,330
Operating Expenses                      5,243,252
Depreciation & Amortization               163,287
Interest Income                            20,000
Interest Expense                          154,747
Loss before Income Taxes               (3,614,956)
Provision for Income Taxes                     -0-
Loss before extraordinary items        (3,614,956)
Net Loss                         $     (3,614,956)
Loss Per Share                               (.21)


Moye and Associates, Inc.
-------------------------

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as Best Net (Moye, Best Net) on July 28, 2000. The agreement states that all 1,000 outstanding shares of Moye and Associates shall be exchanged for 600,000 shares of common stock of the Company, a 600 to 1 ratio. The agreement contemplates a tax-free share exchange of Best Net into the Company in reorganization pursuant to Code Section 368(a)(I)(A). In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 8 - Business Combinations (continued)
------------------------------------------

The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting. The excess of fair value of the assets acquired over the liabilities assumed, in the amount of $211,378, was allocated as follows, Client List (Goodwill) $200,000, and Equipment $11,378. The excess of the fair value of the assets acquired over the liabilities assumed was determined using the Company's quoted market price at the date the shares were issued.

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, the former stockholder will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc. Based upon the Letter of Intent to sell Best Net (described below) and other items that came to light after the closing of Best Net, it became apparent that Best Net did not possess the value as was initially negotiated. Therefore, both parties to the agreement have mutually agreed to withhold the payment of any additional cash or stock, if any, until such time that the "true up" and sale are completed. Management has determined that this portion of the sales price remains as contingent consideration, if any, until the final negotiation is completed.

As part of an Employment Agreement also dated July 28, 2000, between the Moye & Associates, Inc. and Tully Moye, former stockholder of the Company, Moye & Associates will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. The above represents a $10,000 increase in base salary each year. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Tully made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days form the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye (see Note 12.)

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Best Net. The buyer will pay $133.33 for each existing "dial-up" and "domain hosting client". It is estimated that there are between approximately 1,500 and 2,672 active, fee for service clients at Best Net on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 was placed into a restricted interest bearing account at the date of signing. The buyer then has 120 days to verify the exact number of clients delivered by the Company. There will then be a "true up" of the number of paying clients in good standing at the end of the verification period.

NOTE 9 - Property and Equipment
-------------------------------

Property and equipment consists of the following at May 31:

                                              2001           2000
                                          ------------   ------------

Computer Equipment                        $    126,081   $   268,687
Furniture, fixtures and equipment              390,722       147,913
Software development                           443,400       300,000
                                          ------------   ------------
Total cost                                   1,068,803       716,600
Accumulated depreciation                       268,155        91,793
                                          ------------   ------------
  Net Property and equipment              $    692,048   $   624,807
                                          ============   ============

Depreciation expense included in the cost
  of sales for the years ended are:       $    130,344   $    87,141
                                          ============   ============

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 9 - Property and Equipment (continued)
-------------------------------------------

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capital costs consist of contract labor charges incurred by the Company in the year ended May 31, 2001 and 2000 for computer programmers.

The Software Development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

NOTE 10 - Loan Payable - Related Party
--------------------------------------


                                                        May 31,
                                               -----------------------
                                                    2001       2000
                                               ----------  -----------
The  note payable to shareholder and  Chief
Executive Officer is noncollateralized and due on demand. Interest is accrued at the Applicable Federal Rate (AFR) of approximately 6.25%

       Principal                               $  430,965  $ 500,574
       Accrued Interest Payable                     6,734     58,246
                                               ----------  -----------
                                               $  437,699  $ 558,820
                                               ==========  ===========

NOTE 11 - Accrued Compensation
------------------------------

The Company has accrued $ 1,765,980 of unpaid compensation to the Chief Executive Officer and Chief Operating Officer of the Company through May 31, 2001. In addition, the Company issued 2.5 million shares of free trading common stock in February 2001 to the Chief Executive and Chief Operating Officer of the corporation as a bonus in the form of compensation for their services. The value of the bonus (compensation) and paid-in capital was recorded at a value ($.26 per share) based on the Company's closing market price on the day the stock was issued.

NOTE 12 - Notes Payable
-----------------------

Notes payable at May 31, 2001 and May 31,2000 consisted of the following:

                                                     2001       2000
                                                    -------- ---------

A one-year, 13%, $750,000 note payable
from an offshore corporation dated June
21, 1999 with interest payable quarterly.
The note is renewed, in accordance with
the terms of the note, for additional
twelve-month periods by giving written
notice prior to maturity.  In order to
obtain the financing, the Company issued a total of 5,000,000 shares of restricted common stock as defined by Rule 230.144 under the Securities Act of 1933, as amended. 1,000,000 shares of the
Company's restricted common stock were
delivered to the lender to facilitate the loan and an additional 1,000,000 shares were issued to a related company (100% owned by the COO of the Company) that assisted in obtaining the loan. The
Company applied a 40% discount from quoted market price of the Company's stock at the date of issuance to determine the fair value of the 2,000,000 shares issued as a facility fee. The "Facility Fees" associated with the one year note were expensed in the year ended May 31, 2000.
Pursuant to the terms of a Pledge and
Security Agreement between borrower and
lender, the Company issued 3,000,000
shares of restricted common stock to the lender to hold as collateral on

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 12 - Notes Payable (continued)
-----------------------------------

the note.  The company shall grant the
lender the option to purchase the pledged
shares at an exercise price of $.36 per
share at any time for a period of two
years from the date of pledge.  The
purchase option, if exercised by the
lender, will have no effect on the
outstanding balance of the note. Total
accrued interest which is included in
accrued interest payable from inception of
the note through May 31, 2001 is $194,081.
Interest accrued for the year 2001 is
$113,370.                                         $  750,000   $ 750,000

In accordance with an Employment Agreement
between the Company and Mr. Tully Moye
(Tully), the former owner of Moye &
Associates, Inc., dated July 28, 2000, the
Company agreed to pay Tully $100,000 to
repay loans he made to Moye & Associates
over the years.  The Agreement calls for
Tully to receive $25,000 at the execution
of the closing documents between the
Company and Moye & Associates, $50,000 on
September 1, 2000 and $25,000 180 days
after the execution of the closing of the
Share Exchange Agreement between the two
companies.  The second two payments have
not been made but the payable has been
reduced by the amount of personal expense
paid by the Company on behalf of Tully.               54,215         0

A non-interest bearing, non-collateralized loan due on demand to a related company of the Chief Operating Officer. The loan was converted to a 10% Note Payable on March
21, 2001. Principal and interest is due on demand but in no case later than June
15, 2001. The note is collateralized by a first interest in all goods of the borrower (i.e.) computers, office equipment, vehicles etc., all receivables, contract rights, general intangibles and all real or intangible property of the Company. The note was renewed for an additional one year.

The Company issued $2 million of 12%                 472,600         0
secured convertible debentures on June 22, 2000 that mature in December 2001.
Interest is payable quarterly commencing on June 30, 2000 and each quarter thereafter while such debentures are outstanding. All overdue and unpaid interest shall entail a late fee at the rate of 15% per annum. The debenture shall be convertible into shares of common stock at the option of the holder, in whole or in part at any time and from time to time, after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by a formula as specified in the agreement.
The exercise price is equal to 65% of the average of the per share market values of the common stock during the five trading days immediately preceding the date of exercise. A holder may not convert debentures or receive shares of common stock as payment of interest to the extent such conversions or receipt of such interest payment would result in the holder beneficially owning in excess of 9.999% of the then issued and outstanding shares of common stock. The holder converted 6,808,867 shares of common stock that reduced principal by $284,500 and paid interest of $88,673. Unpaid accrued interest that is included in accrued interest payable at May 31, 2001 is $35,684. The intrinsic value of the beneficial conversion feature in the amount of $1,076,923 has been charged to operations and

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 12 - Notes Payable (continued)
-----------------------------------

paid in capital in the current period.
[($2,000,000 convertible debt / $.40) x
($.50 fair value of common shares at
inception - $.40 conversion price)]
Conversion price equals $.50 fair value of
common shares at inception x 65%
convertible rate of the fair market value
when converted = $.40.                             1,715,500         0

Two notes payable due to the creditor
trust fund.  1) A $500,000, 8% non-
collateralized note with semi-annual
payments of $100,000 starting July 26,
1999.  The proceeds from this note are for
paying the allowed general unsecured
creditors (pre-petition accounts payable).
This note matures July 26, 2001, and 2) A
$300,000, 8% non-collateralized note with
semi-annual payments of $25,000 starting
July 26, 1999.  The proceeds from this
note are for paying allowed priority tax
claims.  The Company renegotiated, with
approval of the court, the terms of the
repayment of the remaining balances of
the two notes due to the Creditors Trust.
The new terms require the Company to pay
$50,000 on October 15, 2000 and fourteen equal
quarterly payments of $25,000 until the
balance is paid in full.    The write down
of this note in the amount of $270,820 is
included as an extraordinary item -
extinguishment of debt in the May 31, 2001
Statement of Operations.  In the event the
Company fails to make any of the payments
when due under the modified schedule, the
Creditors' Trust would then be entitled to
the immediate entry of judgment for the
remaining amounts due, upon the filing of
an Affidavit of Non-Payment by the
Creditors' Trust.  The October 15, 2000
payment was made to the Creditors' Trust.
This new note matures April 2004.                   350,000       670,820
                                                -------------  ------------

                               Total Debt         3,342,315      1,420,820

                     Less Current Portion         3,142,315        250,000
                                                -------------  ------------
                       Net Long Term Debt       $   200,000    $ 1,170,820
                                                =============  ============


Principal maturities are as follows for the next five years ending May 31:

                                    Year              Amount
                                 ---------         -----------
                                   2002              3,142,315
                                   2003                100,000
                                   2004                100,000
                                                   -----------
                                                   $ 3,342,315
                                                   ===========

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 13- Loans Payable, Line of Credit
--------------------------------------

At May 31 the company is obligated to the following loans payable:

                                                       2001        2000
                                                      --------   --------
Two non-interest bearing, non-collateralized
loans due on demand to current employees and
stockholders of the company.                         $     0     $ 103,722


A non-interest bearing, non-collateralized
loan due on demand to a related company of the
Chief Officer. (See Note 12.)                              0       208,419


Three non-interest bearing, non-collateralized
loans due on demand.  One loan remains at May
31, 2001.  The Company has been unable to
locate one payee and has been informed the
company went out of business.  The loan, in
the amount of $100,000 was written down and
included as an extraordinary item -
extinguishment of debt in the May 31, 2001
Statement of Operations.                              97,878       299,058

A bank line of credit was established by Best
Net to cover overdrafts that may occur in the
operating demand account.  The line of credit
is noncollateralized and interest is payable
monthly on the unpaid principal balance at 9%.
The loan is due on demand.                             8,128             0
                                                   ----------    ----------


                          Total Loans Payable      $ 106,006     $ 611,199
                                                   =========     ==========

NOTE 14 - Income Taxes
----------------------

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

                                         May 31, 2001        May 31, 2000
                                         (000) omitted       (000) omitted
                                        --------------       -------------

   Loss carry forward for tax purposes   $   10,920           $    5,880
                                        ==============       =============

          Deferred tax asset (34%)       $    3,203           $    1,852
           Valuation allowance               (3,203)              (1,852)
                                        --------------       -------------
           Net deferrd tax asset         $       -            $       -
                                        ==============       =============


At May 31, 2001, the Company had federal income tax net operating loss carry forward of approximately $10,920,000 which will expire through the year 2021.

                                Year of Expiration           Amount
                                ------------------         -----------
                                       2009                $   43,000
                                       2010                   308,000
                                       2011                   166,000
                                       2012                   193,000
                                       2013                   850,000
                                       2019                   760,000
                                       2020                 3,100,000
                                       2021                 5,500,000

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 14 - Income Taxes (continued)
----------------------------------

In addition, the Company is reviewing its ability to utilize certain net operating losses prior to the Company's emergence from bankruptcy in 1994. These losses have not been reflected in arriving at the net operating loss carry forwards in the calculation of the deferred tax assets.

As disclosed in Note 11, the Company has incurred compensation to its chief executive and chief operating officers. Generally, until the restricted common stock issued in lieu of compensation becomes substantially vested in the employee, the Company cannot claim a compensation deduction. Such compensation aggregating for 2001 is $670,000 and for 2000 is $0.

NOTE 15 - Effects Of Inflation
------------------------------

To date, inflation has not had a material impact on the Company's consolidated financial results.

NOTE 16 - Recent Accounting Pronouncements
------------------------------------------

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. We adopted SAB 101 in our fiscal quarter beginning June 1, 2000. The adoption of SAB 101 had no impact to our operating results and financial position.

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning June 1, 2000. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities. In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 15, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial statements.

Goodwill and intangible assets acquired prior to July 1, 2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimatable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company's current yearly amortization of intangible assets is approximately $148,162. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.

NOTE 17- Stock Issued For Services
---------------------------------
The Company issued 150,000 shares and 8,782,841 shares of unrestricted common stock in 2000 and 2001 respectively for payment to various professionals for legal and consulting services rendered to the Company. The value of the various professional services rendered and the corresponding paid-in capital was recorded at the value per share of the Company's closing market price on the day of issuance of the stock certificates. The amount recorded for professional services and paid-in capital for 2000 and 2001 are $773,250 and $1,285,784 respectively.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 18 - Rescission Of Restricted Stock
----------------------------------------

In prior years, the Company issued 230,354 shares of restricted common stock to certain individuals and companies in contemplation of services to be rendered. The individuals did not perform. Management reacquired the stock and voided the transaction. No value was placed on the stock at the date of issuance.

NOTE 19- Business Segments
--------------------------
The Company's reportable segments are strategic business units that offer different products or services. The Company has three reportable segments: computer consulting, telecommunication services, and acquisition services. Intercompany loans have been eliminated from reported segment assets.

There have been no intersegment sales, expenses or transfers and there have been no allocation of expenses between segments for the years ending May 31, 2001 and 2000. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.

The following is a summary of segment activity:


                                  Discontinued
                                    Computer             Telephone          Acquisition
                                     Consulting           Services            Services        Totals
                                   ------------          ----------         ------------     ------

May 31, 2000
Revenues                            $      -              $ 1,748,220        $      -         $ 1,748,220
Interest income                            -                   20,000               -              20,000
Interest expense                           -                      643           153,959           154,602
Depreciation and amortization              -                   84,557             2,584            87,141
Segment profit (loss)                      -               (1,693,295)       (1,787,907)       (3,481,202)
Segment assets                             -                1,695,790           181,621         1,877,411



May 31, 2001
Revenues                            $  425,729            $ 3,244,648       $       638      $ 3,671,015
Interest income                            -                   46,933             9,636           56,569
Interest expense                           -                   47,515         1,391,677        1,439,192
Depreciation and amortization            6,637                137,052           134,817          278,506
Segment profit (loss)                    7,849             (1,772,879)       (3,742,168)      (5,507,198)
Segment assets                         130,659              2,689,127           490,522        3,310,308




NOTE 20 - Stock Incentive Plan
------------------------------

The Company instituted an Incentive Stock Option Plan by amending and restating the Company's 1996 Stock Option Plan and registering 5,000,000 free trading common shares in the Registration Statement on Form S-8. The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company. The plan will be administered by the Compensation Committee of the Board of Directors and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select. The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options.

An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option may consist of (1) cash, (2) a check, (3) a promissory note, (4) whole shares of Common Stock already owned by the Holder, (5) the withholding of shares of Common Stock issuable upon such exercise of the Option, (6) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price,
(7) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under Florida

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 20 - Stock Incentive Plan (continued)
------------------------------------------

law, unless the committee determines otherwise in the applicable agreement. All options exercised through May 31, 2001 were purchased with cash. By acceptance of an award, the award is a special incentive compensation that will be recorded when the option is exercised. Compensation for services that an employee receives as consideration from stock issued through the employee stock option plan is measured by the quoted market price of the stock at the first date on which both the number of shares an individual employee is entitled to receive and the option price (measurement date) are known.

Employees of the Company who have been granted options are authorized by the committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. At May 31, 2001, 1,464,869 options have been exercised totaling $102,210. All options granted prior to May 31, 2001 have been exercised. No options were forfeited or expired during the year ended May 31, 2001. The Company recorded $83,626 in compensation expense relating to the issuance of the shares of stock.

                                                                      Weighted
                                                      Weighted          Average
                                      Number of        Average         Grant Date
                                       Shares       Exercise Price    Fair Value
                                  --------------    --------------    -----------

Outstanding Options May 31, 2000           -                  -                 -


Options at fair value
     Granted                               -                  -                 -
     Exercised                             -                  -                 -
     Forfeited                             -                  -                 -
     Expired                               -                  -                 -


Options at a discount
     Granted                        1,464,869            $   .07           $   .15
     Exercised                     (1,464,869)          ($   .07)         ($   .15)
     Forfeited                             -                   -                 -
     Expired                               -                   -                 -
                                  ------------      --------------    -------------


Outstanding Options May 31, 2001           -                   -                 -
                                  ============      ==============    =============


NOTE 21 - Commitments and Contingencies
---------------------------------------

The Company leases its principal business location from a related party, the spouse of the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expires in September 2001. Rent expense for the years ended May 31, 2001 and 2000 was $42,400 and $40,000 respectively, of which $48,060 was accrued for the year ended May 31, 2001.

The Company is obligated for the lease of an automobile for 36 months with monthly payments of $508. The lease expires in December 2001.

In accordance with a Judgment Payment Agreement dated February 15, 2001 between Epicus, Inc. (formerly Telephone Company of Central Florida, Inc.) and Sprint - Florida, Inc. (Sprint), Epicus agrees to pay Sprint $332,000 together with interest at a rate provided by law. Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002. The $332,000 represents pre-petition and post petition costs to Epicus as a reseller of local telecommunication services that were provided by Sprint through a Master Resale Agreement.

A suit was filed against the Company for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. A default judgment was obtained against the Company. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to the Company, if any, is not determinable at this time.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 21 - Commitments and Contingencies (continued)
---------------------------------------------------

A suit has been filed by the Company in an attempt to recover approximately $290,000 remaining from a promissory note receivable due from ITC, see note 3. As a part of the rescission agreement the management of ITC agreed to relieve the Company from approximately $800,000 of the tax obligations incurred by ITC prior to the acquisition of ITC by this Company. Management of ITC has supposedly reneged on this portion of the agreement. The entire matter remains in litigation. The management of the Company intends to pursue this case.

A suit has been filed by a Canadian corporation for alleged breach of contract regarding a licensing fee for use of billing software. The Company used the software for a short period of time and found it did not meet the specific needs of the company and therefore stopped payment. The plaintiff is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty
(180) days. The consultant will provide consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company will issue to the Consultant via the Consultant's participation in the Employee Stock Option Plan, a total amount of two hundred thousand, unrestricted, free trading shares of the Company's common stock. Consultant shall be vested in the Company's Employee Stock Option Plan 30 days after the effective date of this agreement. All Consulting Fees paid to Consultant by Company shall be deemed earned upon payment.

The Company also signed a Consulting Agreement with Gerald R. Shugard
(GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The owners of Mic Mac have not responded to this offer. The final outcome is not determinable at this time.

NOTE 22 - Going Concern
-----------------------

The financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.

The Company has incurred losses in the last two years aggregating approximately $9,000,000 and, as of May 31, 2001, has a deficit of approximately $16,000,000 and insufficient working capital.

The Company has incurred significant selling, general and administrative expenses which have been funded by loans from the Company's chief executive officer and by the selling of common stock in the United States and in foreign markets. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2001 and 2000

NOTE 22 - Going Concern (continued)
-----------------------------------

The Company believes that the acquisition of Epicus will become profitable in the future and will generate future cash flows. However, there can be no assurance that this will occur. Also, the Company believes it will be able to raise the funds necessary to provide temporary working capital in the U.S. and foreign equity markets. In addition, the Company's Chief Executive Officer has committed to continue to provide working capital to fund the selling, general and administrative expenses of the parent company.

                   PHOENIX INTERNATIONAL INDUSTRIES, INC.

                      CONSOLIDATED FINANCIAL STATEMENTS

                               November 30, 2001

                    PHOENIX INTERNATIONAL INDUSTRIES, INC.


                                   INDEX


Financial Information

    Financial Statements:

      Independent Accountants' Report                                     1

      Consolidated Balance Sheets as of November 30, 2001
      and May 31, 2001                                                    2

      Consolidated Statements of Operations for the three
      month and six month periods ended November 30, 2001 and 2000        4

      Consolidated Statements of Stockholders' Deficit for the
      six month period ended November 30, 2001                            5

      Consolidated Statements of Cash Flows for the six month
      periods ended November 30, 2001 and 2000                            6

      Notes to the Consolidated Financial Statements                      8

                      WIESENECK, ANDRES & COMPANY, P.A.
                         Certified Public Accountants
                         772 U.S. HIGHWAY 1, SUITE 200
                       NORTH PALM BEACH, FLORIDA  33408
                                (561) 626-0400

THOMAS B. ANDRES, C.P.A.*, C.V.A.                          FAX (561) 626-3453
PAUL M. WIESENECK, C.P.A.
*Regulated by the State of Florida




                      INDEPENDENT ACCOUNTANTS' REPORT


To the Board of Directors and Stockholders
Phoenix International Industries, Inc.

We have reviewed the accompanying Balance Sheets of Phoenix International Industries, Inc. and consolidated subsidiaries as of November 30, 2001 and May 31, 2001 and the related consolidated statements of operations for the three month and six month periods ending November 30, 2001 and 2000, and the consolidated statement of stockholders' deficit for the six month period from May 31, 2001, through November 30, 2001, and the consolidated statements of cash flows for the six month periods ending November 30, 2001 and 2000. These financial statements are the responsibility of the Company's management.

We conducted our review in accordance with standards established by the American Institute of Certified Public Accountants. A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with generally accepted auditing standards, the objective of which is the expression of an opinion regarding financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements for them to be in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in the notes to the consolidated financial statements, the Company has accumulated losses of approximately $18 million as of November 30, 2001, has insufficient working capital and will continue to incur selling, general and administrative expenses. Realization of certain assets is dependent upon the Company's ability to meet its future financing requirements, the success of future operations and the continued funding of the parent Company's operations by its chief executive officer and sale of common stock. The conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding those matters are described in the notes to the financial statements. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



           /s/ Wieseneck, Andres & Company, P.A.


January 17, 2002

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
November 30, 2001 and May 31, 2001



                          ASSETS

                                                    November 30, 2001       May 31, 2001
                                                    -----------------     ----------------
Current Assets
  Cash                                              $           1,953     $         58,565
  Accounts receivable net of allowance
    for doubtful accounts of $150,000                       2,557,994            1,074,827
  Loans receivable stockholder                                 15,000               15,000
  Prepaid expenses                                              2,875                2,875
                                                    -----------------     ----------------
       Total Current Assets                                 2,577,822            1,151,267
                                                    -----------------     ----------------
Property and Equipment
  Property and equipment, net of $329,901
    and $268,155 accumulated depreciation                     755,892              692,048
                                                    -----------------     ----------------
Other Assets
  Restricted cash                                             253,798              203,365
  Reorganization value in excess of amounts
    allocable to identifiable assets, net of
    accumulated amortization of $21,348 and $17,109           652,763              661,242
  Intangible assets, net of $196,579 and $131,053              34,446              299,972
  accumulated amortization                                    326,554              302,414
                                                    -----------------     ----------------
       Total Other Assets                                   1,267,561            1,466,993
                                                    -----------------     ----------------
         Total Assets                               $       4,601,275     $      3,310,308
                                                    =================     ================

See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
November 30, 2001 and May 31, 2001



                     LIABILITIES AND STOCKHOLDERS' DEFICIT

                                                    November 30, 2001       May 31, 2001
                                                    -----------------     ----------------
Current Liabilities
  Bank overdraft                                    $          68,246     $          3,916
  Accounts payable                                          2,505,678            1,766,994
  Accrued expenses                                            411,293              416,552
  Accrued officer salary                                    1,942,578            1,765,980
  Taxes payable                                               443,251              151,495
  Loans payable                                               256,006              106,006
  Notes payable - current portion                           1,596,209            3,142,315
                                                    -----------------     ----------------
       Total Current Liabilities                            7,223,261            7,353,258
                                                    -----------------     ----------------

Long-Term Debt
  Long-term debt - net of current portion                   1,863,657              200,000
  Loan payable stockholder                                    546,312              437,699
                                                    -----------------     ----------------
       Net Long-Term Debt                                   2,409,969              637,699

Commitments and Contingencies                                    -                    -

Stockholders' Deficit
  Preferred stock, $.001 par value: 5,000
    shares authorized: no shares outstanding                     -                    -
  Common stock, $.001 par value: 200,000,000 shares
    authorized 67,770,585. Issued and outstanding              67,771               48,902
  Additional paid-in-capital                               12,913,492           11,524,369
  Accumulated deficit                                     (18,013,218)         (16,253,920)
                                                    -----------------     ----------------
       Total Stockholders' Deficit                         (5,031,955)          (4,680,649)
                                                    -----------------     ----------------

       Total Liabilities and Stockholders' Deficit  $       4,601,275     $      3,310,308
                                                    =================     ================




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and six month periods ended November 30, 2001 and  2000

                                                      Three Months Ended                              Six Months Ended
                                               ---------------------------------------      ---------------------------------------
                                               November 30, 2001     November 30, 2000      November 30, 2001     November 30, 2000
                                               -----------------     -----------------      -----------------     -----------------
Revenues                                       $       1,750,264     $         698,736      $       3,236,972     $       1,185,505
Cost of Sales                                          1,089,988               694,710              1,969,858             1,185,869
                                               -----------------     -----------------      -----------------     -----------------
Gross Profit                                             660,276                 4,026              1,267,114                 (364)
                                               -----------------     -----------------      -----------------     -----------------
Operating Expenses
  Selling, general and administrative                 (1,102,071)           (1,347,996)            (2,578,965)           (2,054,750)
                                               -----------------     -----------------      -----------------     -----------------
    Total Operating Expenses                          (1,102,071)           (1,347,996)            (2,578,965)           (2,054,750)
                                               -----------------     -----------------      -----------------     -----------------
Operating Loss                                          (441,795)           (1,343,970)            (1,311,851)           (2,055,114)

Other Income and Expense
  Interest income                                           -                      859                   -                    4,297
  Interest expense                                      (367,000)             (117,139)              (447,447)             (166,777)
                                               -----------------     -----------------      -----------------     -----------------
    Total Other Income and Expenses                     (367,000)             (116,280)              (447,447)             (162,480)
                                               -----------------     -----------------      -----------------     -----------------
Loss Before Income Taxes and
  Discontinued Operations                               (808,795)           (1,460,250)            (1,759,298)           (2,217,594)
                                               -----------------     -----------------      -----------------     -----------------

Provision for Income Taxes                                  -                     -                      -                     -

Discontinued Operations
  Income from discontinued operations                       -                     -                      -                    3,607
  Gain on sale of discontinued division                     -                     -                      -                     -
                                               -----------------     -----------------      -----------------     -----------------
    Total Income from Discontinued
    Operations                                              -                     -                      -                    3,607
                                               -----------------     -----------------      -----------------     -----------------
Net Loss                                       $        (808,795)    $      (1,460,250)     $      (1,759,298)    $      (2,213,987)
                                               =================     =================      =================     =================

  Loss from continuing operations              $           (0.01)    $           (0.07)     $           (0.03)    $           (0.10)
                                               =================     =================      =================     =================
  Net Loss                                     $           (0.01)    $           (0.07)     $           (0.03)    $           (0.10)
                                               =================     =================      =================     =================
  Weighted average common shares                      66,398,818            20,773,047             62,971,312            21,689,059
                                               =================     =================      =================     =================
  Fully diluted common shares                        124,961,756            22,963,386            124,961,756            22,963,386
                                               =================     =================      =================     =================





See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT
For the six months ended November 30, 2001


                                            Common Stock
                                     -----------------------------
                                                                        Additional                           Total
                                       Number of           At             Paid In         Accumulated     Stockholders'
                                         Shares         Par Value         Capital           Deficit          Deficit
                                     ------------     ------------     -------------     -------------    -------------
Balance, May 31, 2001                  48,901,557     $     48,902     $  11,524,369     $ (16,253,920)   $  (4,680,649)

Cash received for stock
  issued in a prior period                 -                  -              103,680            -               103,680
Issuance of stock for
  services rendered, interest
  debt conversion                       7,625,478            7,625           455,006            -               462,631
Issuance of stock as
  compensation to
  employees (Note 20)                   1,176,974            1,177           111,945            -               113,122
Stock issued as a bonus to
  officers (.06)                          900,000              900            54,900            -                55,800
Net Loss                                     -                -                 -             (950,503)        (950,503)
                                     ------------     ------------     -------------     -------------    -------------
Balance, August 31, 2001               58,604,009           58,604        12,249,900       (17,204,423)      (4,895,919)

Sale of stock                           4,000,000            4,000           155,995            -               159,995
Cash received for stock
  issued in a prior period                   -                -               33,192            -                33,192
Issuance of stock for
  services rendered                     1,050,000            1,050            48,525            -                49,575
Issuance of stock as
  compensation to
  employees (Note 20)                   2,116,576            2,117            66,880            -                68,997
Purchase of Best Net                    2,000,000            2,000            59,000            -                61,000
Interest on beneficial
  conversion feature                         -                -              300,000            -               300,000
Net Loss                                                                                      (808,795)        (808,795)
                                     ------------     ------------     -------------     -------------    -------------
Balance, November 30, 2001             67,770,585     $     67,771     $  12,913,492     $ (18,013,218)   $  (5,031,955)
                                     ============     ============     =============     =============    =============




See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended November 30, 2001 and 2000



                                                             Six Months            Six Months
                                                                Ended                 Ended
                                                           November 30, 2001     November 30, 2000
                                                           -----------------     -----------------
Cash Flows From Operating Activities
  Cash received from customers                             $       1,753,806     $         999,311
  Interest income                                                       -                    4,297
  Cash paid to suppliers and employees                            (2,863,447)           (1,743,602)
  Interest paid                                                      (11,231)                 -
  Income taxes paid                                                     -                     -
                                                           -----------------     -----------------
     Net Cash Flows Used in Operating Activities                  (1,120,872)             (739,994)
                                                           -----------------     -----------------

Cash Flows From Investing Activities
  Purchase of equipment                                               (8,613)             (139,299)
  Cash paid for deposits                                                -                 (190,716)
                                                           -----------------     -----------------
     Net Cash Flows Used in Investment Activities                     (8,613)             (330,015)
                                                           -----------------     -----------------
Cash Flows From Financing Activities
  Proceeds from sale of stock                                        408,132                85,000
  Restricted cash                                                    (50,000)             (200,000)
  Proceeds from convertible debt                                     230,000             1,792,500
  Repayment of loan from stockholder                                 (25,653)              (58,245)
  Repayment of loans payable                                         (49,606)             (549,199)
  Proceeds from loans payable                                        560,000                  -
                                                           -----------------     -----------------
     Net Cash Flows Provided by Financing Activities               1,072,873             1,070,056
                                                           -----------------     -----------------
Net Increase(Decrease) in Cash                                       (56,612)                   47

Cash and Cash Equivalents at Beginning of Period                      58,565                46,905
                                                           -----------------     -----------------
Cash and Cash Equivalents at End of Period                 $           1,953     $          46,952
                                                           =================     =================





See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the six months ended November 30, 2001 and 2000



                                                           Six Months             Six Months
                                                             Ended                  Ended
                                                        November 30, 2001      November 30, 2000
                                                        -----------------      -----------------
Supplemental Schedule of Non Cash Activities:
  Stock issued to reduce debt                           $         195,000      $           -
  Stock issued to pay interest on debt                             52,551                  -
  Depreciation                                                     61,746                 34,576
  Amortization                                                     69,765                  4,240
  Expenses paid by issuance of common stock                       140,415                 92,706
  Employee stock option expense                                   168,668                  -
  Stock issued as compensation to officers                         55,800
  Stock issued to purchase Best Net                                61,000                 15,600
  Interest expense - beneficial conversion
    factor                                                        300,000                   -
  Payment of convertible debt, and
    subsequent                                                 (1,463,657)                  -
    Refinancing of convertible debt                             1,463,657                   -






See accompanying summary of accounting policies, notes to financial statements and independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - Summary of Significant Accounting Policies and General Matters
         --------------------------------------------------------------

Organization
------------

Phoenix International Industries, Inc., A Florida Corporation (the Company), and its subsidiary, Epicus, Inc. (formerly known as The Telephone Company of Central Florida, Inc.) purchase wholesale long distance and local telecommunication services and resell these services to its customers throughout the United States. Epicus, Inc. changed its name in January 2001 to better reflect the scope of its business purpose and eliminate the limitations imposed by its previous
name.   Epicus, a wholly owned subsidiary, was acquired July 1999 as a reorganized debtor to facilitate these activities.

The Company acquired 100% of the outstanding common stock of Moye and Associates, Inc. a Georgia Corporation, doing business as The Best Net (Best Net, Moye) on July 28, 2000. Moye provides computer consulting primarily to commercial business and Internet provider services, (dial up and domain hosting) primarily to individual customers in the Southeastern United States.

The Company reactivated Mic Mac, Inc. a company incorporated in the State of South Carolina. Mic Mac, a wholly owned subsidiary of the Company, discontinued operating in the fiscal year ended May 31, 1999.

Principals of Consolidation
---------------------------

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary Epicus, Inc. and Moye and Associates, Inc. at November 30, 2001 and May 31, 2001. All intercompany accounts and transactions have been eliminated.

Use of Estimates
----------------

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition
-------------------

Local telephone services for business and residence are a fixed monthly amount per telephone line and are billed to the customer at the beginning of each billing cycle for use in that month. The monthly billings are recorded as income when billed. The prorated portion of unused local services that remain once a customer terminates service are recognized as a customer payable until the refund check is issued. Long distance services for the prior months use are included in the current months bill and are recognized as income when billed. Epicus discontinued servicing the debit card industry (prepaid telephone cards) in May 1998. Epicus' remaining commitments, if any, for unused prepaid telephone cards outstanding are expensed through monthly billings received from the long distance carrier.

Cash and Cash Equivalents
-------------------------

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Goodwill, Reorganization Value in Excess of Amounts Allocable to
Identifiable Assets
----------------------------------------------------------------

Goodwill represents the excess of the purchase price over the fair values of the net assets and liabilities acquired resulting from business combinations and is being amortized on a straight-line basis
over five to ten years.   Reorganization Value in Excess of Amounts
Allocable to Identifiable Assets represents the excess of the purchase price of Epicus from bankruptcy by Phoenix over the fair value of the net assets and liabilities in



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies and General
         Matters (continued)
         ------------------------------------------------------

the amount of $678,350, is being amortized on a straight line basis over forty years. (See Note 8.) The Company periodically reviews the value of its goodwill to determine if an impairment has occurred. The Company measures the potential impairment of recorded goodwill by the undiscounted cash flows method.

Property and Equipment
----------------------

Property and equipment are stated at cost. The Company provides for depreciation over the estimated useful lives of the related assets, which range from five to twelve years, primarily using the straight-line method.

The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capitalized costs consist of contract labor charges incurred by the Company for computer programmers. The software development costs are being amortized on a straight-line basis over their estimated useful life of seven years.

Intangible Assets
-----------------

Intangible assets in the amount of $207,500 consist of legal fees and other costs described as prepaid monthly consulting fees which were paid to NIR Group. The costs were withheld from the proceeds of the convertible debt. The fees are being recognized as an expense ratably over nineteen months, the maturity date of the debt. Fees of $65,526 and $131,053 were recognized as an expense in the six months ended November 30, 2001 and year ended May 31, 2001 respectively. (See Note 12.)

The cost associated with the development of the name "Epicus" in the amount of $23,525 was capitalized in the year ended May 31, 2001. Management will review the assets from time to time to determine if circumstances indicate that the carrying amount is impaired or may not be recoverable.

Income Taxes
------------

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The realizability of deferred tax assets is assessed throughout the year and a valuation allowance is established accordingly.

Earnings (Loss) Per Share
-------------------------

In March 1997, the FASB issued SFAS No. 128, "Earnings per Share." This Statement was effective for interim and fiscal periods ending after December 15, 1997. This Statement requires the presentation of
(1) diluted earnings per share, whose calculations includes not only average outstanding common share but also the impact of dilutive potential common shares such as outstanding common stock options; and
(2) basic earnings per share which includes the effect of outstanding common shares but excludes dilutive potential common shares. Although including potential common share in the diluted per share computations may be dilutive to their comparable basic per share amounts, no potential common shares are included in the computation of any diluted per share amount when a loss from continuing operations exists.


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - Summary of Significant Accounting Policies and General
         Matters (continued)
         ------------------------------------------------------


Earnings (Loss) Per Share (continued)
-------------------------------------
                                                                                            Per
                                                        Loss               Shares           Share
                                                     (Numerator)        (Denominator)       Amount
                                                    -------------       -------------     -----------
For the six months ended November 30, 2001:

Basic earnings per share
  Loss applied to common stockholders               $  (1,759,298)         62,971,312     $     (0.03)
                                                    =============       =============     ===========

For the six months ended November 30, 2000:

Basic earnings per share
  Loss applied to common stockholders               $  (2,213,987)         21,689,059     $     (0.10)
                                                    =============       =============     ===========


Fair Value of Financial Instruments
-----------------------------------

The carrying amount of accounts receivable, accounts payable, accrued expenses and loan payable to related party approximate fair value because of the short maturity of these items.

Concentrations of Credit Risk
-----------------------------

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of accounts receivable. Management performs regular evaluations concerning the ability of its customers to satisfy their obligations and records a provision for doubtful accounts based upon these evaluations.

The Company holds cash in one banking institution in excess of FDIC insurance limits.

NOTE 2 - Loans Receivable
         ----------------

Loans receivable consisted of a $15,000 non-interest bearing, non-collateralized loan to the Chief Operating Office (COO) and Stockholder of the Company. There is no specified date for repayment.

NOTE 3 - Restricted Cash
         ---------------

Restricted cash consists of an eighteen-month certificate of deposit in the amount of $203,798 paying 6.2% and maturing January 7, 2002. The certificate of deposit is held by a bank to collateralize a letter of credit of an equal amount for the benefit of Bell South.

A $50,000 deposit in an interest bearing escrow account as part of the Letter of Intent to sell the active clients of Best Net (see Note 8).

NOTE 4 - Reactivation of Subsidiary
         --------------------------

The Company acquired 100% of the outstanding stock of Mic Mac on April 9, 1998 by issuing 250,000 shares of restricted common stock. The Company ceased operating in the third quarter of the year ending May 31, 1999. The net income from the disposition of Mic Mac was recognized as income from discontinued operations in the May 31, 1999 financial statement. The Company reactivated the company by filing the appropriate documents with the State of South Carolina.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - Refundable Deposit
         ------------------

The Company negotiated the refund of a deposit that the Company had made towards the acquisition of another company in a prior year. The settlement included the deposit of $200,000 plus a total of $20,000 interest. $110,000 was received in the fiscal year May 31, 1999. The Company settled for $90,000 and charged $20,000 to bad debt in the year ended May 31, 2001.


NOTE 6  - Allowance for Doubtful Accounts, Bad Debts
          ------------------------------------------

The Company established an allowance for doubtful accounts for the six months ended November 30, 2001 and year ending May 31, 2001.
Activity in the allowance for doubtful accounts and bad debt expense are summarized as follows:

                                                    Allowance
                                                   For Doubtful        Bad Debt
                                                     Accounts          Expense
                                                   ------------     -------------
May 31, 2001 allowance for doubtful accounts             10,000
Increase allowance for doubtful accounts                140,000           140,000
Write off of refundable deposit
   (See Note 5 above)                                                      20,000
                                                   ------------     -------------
                                                   $    150,000     $     160,000
November 30, 2001 provision for doubtful
  accounts.                                                -                 -
                                                   ------------     -------------
      Total                                        $    150,000     $        -
                                                   ============     =============


Management estimated that approximately $400,000 of accounts receivable are no longer customers and may not be collectible. The Company has instituted various actions in an effort to collect these accounts, i.e. turned over to collection agencies and to legal counsel as well as various in-house collection efforts. The following is the calculation used to estimate the increase in the current years allowance for doubtful accounts.

     Estimated dollar amount of noncurrent customers    $      400,000
     Estimated uncollectable, 35% ($400,000 x .35)            (140,000)
                                                        --------------
     Estimated collectable accounts receivable          $      240,000
                                                        ==============

Note 7 - Deposits
         --------

Deposits at November 30, 2001 and May 31, 2001 consist of the following:

              Security deposit                       $      229,192
              Utilities                                       2,695
              Office Leases                                   2,490
              Equipment Lease                                   480
              Deposit on purchase of equipment               61,557
              Other contracts                                30,140
                                                     --------------
                                                     $      326,554
                                                     ==============
NOTE 8 - Business Combinations
         ---------------------

Epicus, Inc.
------------

The Company acquired 100% of the issued and outstanding voting common stock of Epicus (a reorganized debtor) on July 27, 1999. The consideration and terms were as follows. All administrative claims and expenses are not to exceed $570,000. Priority claims and taxes, not exceeding $300,000 to be paid in $25,000 installments over a period of six years with interest payable at 8%.

In addition, Phoenix will deposit a total of $500,000 into a creditor trust fund. The initial deposit of $100,000 to the trust fund was made at the confirmation order and the balance will be deposited in four consecutive semi-



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Business Combinations (continued)
         ---------------------------------

annual installments of $100,000 (see Note 12). The "effective date" of the closing was ten days after the Bankruptcy Court issued the Order of Confirmation. At the execution of the Letter of Intent of the Company to acquire Epicus, the Company deposited 50,000 shares of its common stock with council for Epicus as security for the performance of its obligations under the agreement. The shares of stock remain issued and outstanding with council as of November 30, 2001.

The United States Bankruptcy Court issued the Order of Confirmation on June 9,1999. The Bankruptcy Court reserved comprehensive and expansive jurisdiction to resolve any dispute and questions arising in
connection with the plan and Confirmation Order.   The court has
jurisdiction over any remaining cases.

The Company began operating as a Reorganized Debtor using Fresh Start Accounting in compliance with Accounting Statement of Position (SOP) 90-7 on July 28, 1999. Except as expressly provided in the Plan, the Confirmation Order shall discharge any and all debts or claims whatsoever and any prior equity interests in the Company. The property and equipment of the Company were restated to properly reflect their reorganized value, the liabilities subject to compromise were reduced to the settlement amounts and those that are not subject to compromise are segregated, prior stockholder's deficit of $1,113,130 was eliminated by recording income forgiveness as an extraordinary item.

Epicus purchases wholesale long distance and local telecommunications services and resells these services to their customers throughout the United States. This acquisition was recorded using the purchase method of accounting as prescribed by APBO 16. All intercompany accounts were removed through eliminating entries for the consolidation. The cost of acquiring Epicus was $1,370,000. The excess of the purchase price over the total assets has been recorded as Reorganization Value in Excess of Amounts Allocable to Identifiable Assets and will be amortized over its estimated useful life of 40 years.

Moye and Associates, Inc.
-------------------------

In accordance with an Agreement and Plan of Share Exchange the Company acquired 100% of the outstanding shares of common stock of Moye and Associates, Inc., a Georgia Corporation, doing business as Best Net (Moye, Best Net) on July 28, 2000. The agreement states that all 1,000 outstanding shares of Moye and Associates shall be exchanged for 600,000 shares of common stock of the Company, a 600 to 1 ratio. The agreement contemplates a tax-free share exchange of Best Net into the Company in reorganization pursuant to Code Section 368(a)(I)(A). In accordance with the terms of the Agreement, the first 200,000 shares of the Company stock were issued immediately after the effective date, the second 200,000 shares were issued 135 days subsequent to the effective date and the final 200,000 shares are to be issued 270 days subsequent to the effective date. The final 200,000 shares were issued in June 2001. The transaction was accounted for using the purchase method of accounting.

The excess of fair value of the assets acquired over the liabilities assumed, in the amount of $211,378, was allocated as follows, Client List (Goodwill) $200,000, and Equipment $11,378. The excess of the fair value of the assets acquired over the liabilities assumed was determined using the Company's quoted market price at the date the shares were issued.

If, one year from the anniversary date of this agreement, the closing bid price of Phoenix International Stock is less than one dollar ($1.00) per share, making the value of 600,000 shares less than $600,000 dollars, the former stockholder will receive the difference between $600,000 and the actual value in additional stock of Phoenix International Industries, Inc. Based upon the Letter of Intent to sell Best Net (described below) and other items that came to light after the closing of Best Net, it became apparent that Best Net did not possess the value as was initially negotiated. On October 8, 2001 the Company issued an additional 2,000,000 shares of stock that is restricted according to Rule 144 of the Securities and Exchange Commission as additional compensation. Both parties to the agreement have mutually agreed to withhold the payment of any additional cash or stock, if any, until such time that the "true up" and sale are completed. Management has determined that this portion of the sales price remains as contingent consideration until the final negotiation is completed.


See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 - Business Combinations (continued)
         ---------------------------------

As part of an Employment Agreement also dated July 28, 2000, between Moye & Associates, Inc. and Tully Moye (Tully), the former stockholder of the Company, Moye & Associates will employ Mr. Moye for three years beginning July 28, 2000 at an annual base salary of $50,000 in year one, $60,000 in year two and $70,000 in year three. The above represents a $10,000 increase in base salary each year. This will occur only if the financial state of the Company is such that it can meet this increase based on revenue generated by the Company; and the Company will not be forced to go to sources outside the Company to meet the increase. Should that not be the case, the employee's annual base salary will remain at $50,000 until the above condition can be met, at which time the increase will go into effect.

Another provision of the Employment Agreement, Moye will reimburse Tully Moye $100,000 for interest free loans Tully made to Moye. The loan will be paid as follows: $25,000 at the closing of the Share Exchange Agreement, $50,000 on September 1, 2000, and $25,000 180 days form the execution of the Share Exchange Agreement. The second two payments have not been made but the payable has been reduced by the amount of personal expense paid by the Company on behalf of Mr. Moye (see Note 12.)

On July 19, 2001, the Company signed a Letter of Intent to sell the active clients of Best Net. The buyer will pay $133.33 for each existing "dial-up" and "domain hosting client". It is estimated that there are between approximately 1,500 and 2,672 active, fee for service clients at Best Net on the date of signing the Letter of Intent. The buyer deposited a down payment of $150,000 with the Company and an additional $50,000 (restricted cash) into an interest bearing account at the date of signing. The buyer then has 120 days to verify the exact number of clients delivered by the Company. There will then be a "true up" of the number of paying clients in good standing at the end of the verification period.

The gain from the sale of discontinued operations as reflected in the statement of operations for the six months ended November 30, 2001 has been computed as follows:

     Estimated sales price (1,500 active accounts x $133.33)
       - cash received                                         $  200,000
     Client list                                                 (200,000)
                                                               ----------
     Gain (loss) from sale of discontinued operations                -
                                                               ==========

The gain (loss) will be adjusted, if necessary, when the final "true up" is settled upon by the parties.

NOTE 9 - Property and Equipment
         ----------------------


Property and equipment consists of the following:


                                                 November 30, 2001       May  31, 2001
                                                 ----------------      -----------------
     Computer Equipment                            $     251,671        $      126,081
     Furniture, fixtures and equipment                   390,722               390,722
     Software development                                443,400               443,400
                                                   -------------        --------------
        Total cost                                     1,085,793               960,203

     Accumulated depreciation                           (329,901)              268,155
                                                   -------------        --------------
     Net Property and equipment                    $     755,892        $      692,048
                                                   =============        ==============
     Depreciation expense included in the cost
       of sales for the period ended:
                                                   $      61,746         $     130,344
                                                   =============         =============


The Company capitalized the cost to develop, design and implement the billing and accounts receivable software used for the Company's internal use. Capital costs consist of contract labor charges incurred by the Company in the year ended May 31, 2001 for computer programmers.

The Software Development costs are being amortized on a straight-line basis over their estimated useful life of seven years.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - Loan Payable - Related Party
          ----------------------------


                                                 November 30, 2001        May 31, 2001
                                                 -----------------     -----------------
The note payable to shareholder and Chief
  Executive Officer is noncollateralized and
  due on demand.  Interest is accrued at
  the Applicable Federal Rate (AFR) of
  approximately 6.25%

    Principal                                    $       546,312       $       430,965
    Accrued Interest Payable                               2,219                 6,734
                                                 ---------------       ---------------
        Total                                    $       548,531       $       437,699
                                                 ===============       ===============


NOTE 11 - Accrued Compensation
          --------------------
The Company has accrued $ 1,942,578 of unpaid compensation to the Chief Executive Officer and Chief Operating Officer of the Company through November 30, 2001. In addition, the Company issued 2.5 million and 600,000 shares of free trading common stock in February 2001 and July 2001 respectively to the Chief Executive and Chief Operating Officer's of the corporation as a bonus in the form of compensation for their services. The value of the bonus (compensation) and paid-in capital was recorded at a value ($.26 and $.06 per share) based on the Company's closing market price on the day the stock was issued.

NOTE 12 - Notes Payable
          -------------
Notes payable at November 30, 2001 and May 31, 2001 consisted of the following:

                                                   November 30, 2001        May 31, 2001
                                                   -----------------     ------------------

A one-year, 13%, $750,000 note payable from
an offshore corporation dated June 21, 1999
with interest payable quarterly.  The note is
renewed, in accordance with the terms of the
note, for additional twelve-month periods by
giving written notice prior to maturity.  In
order to obtain the financing, the Company
issued a total of 5,000,000 shares of
restricted common stock as defined by Rule
230.144 under the Securities Act of 1933, as
amended.  1,000,000 shares of the Company's
restricted common stock were delivered to the
lender to facilitate the loan and an additional
1,000,000 shares were issued to a related
company (100% owned by the COO of the Company)
that assisted in obtaining the loan. The
Company applied a 40% discount from quoted
market price of the Company's stock at the date
of issuance to determine the fair value of the
2,000,000 shares issued as a facility fee. The
"Facility Fees" associated with the one year
note were expensed in the year ended May 31,
2000.  Pursuant to the terms of a Pledge and
Security Agreement between borrower and lender,
the Company issued 3,000,000 shares of
restricted common stock to the lender to
hold as collateral on the note.  The company
shall grant the lender the option to purchase
the pledged shares at an exercise price of $.36
per share at any time for a period of two years
from the date of pledge.  The purchase option,
if exercised by the lender, will have no effect
on the outstanding balance of the note. Total
accrued interest which is included in accrued
interest payable from inception of the note
through November 30, 2001 is $252,081.  Interest
accrued for the six months ended November 30,
2001 is $58,000.                                   $         750,000     $          750,000



See accompanying independent accountants' review report.


                            Page 14 of 22



PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Notes Payable (continued)
          -------------------------
In accordance with an Employment Agreement
between the Company and Mr. Tully Moye (Tully),
the former owner of Moye & Associates, Inc.,
dated July 28, 2000, the Company agreed to pay
Tully $100,000 to repay loans he made to Moye
& Associates over the years.  The Agreement
calls for Tully to receive $25,000 at the
execution of the closing documents between
the Company and Moye & Associates, $50,000 on
September 1, 2000 and $25,000 180 days after
the execution of the closing of the Share
Exchange Agreement between the two companies.
The second two payments have not been made but
the payable has been reduced by the amount of
personal expense paid by the Company on behalf
of Tully.                                                     54,215                 54,215

A non-interest bearing, non-collateralized
loan due on demand to a related company of the
Chief Operating Officer.  The loan was converted
to a 10% Note Payable on March 21, 2001.
Principal and interest is due on demand but in
no case later than June 15, 2002.  The note is
collateralized by a first interest in all goods
of the borrower (i.e.) computers, office
equipment, vehicles etc., all receivables,
contract rights, general intangibles and all
real or intangible property of the Company.                  541,994                472,600

The Company issued $1,763,657 of 12% secured convertible debentures on September 21, 2001 that mature in January 2003. The issuance consists of two components. The first is a refinancing of the previous convertible debt issued on June 22, 2000 in the amount of $1,463,657. In addition, the Company received $300,000 in additional funds.
Interest is payable quarterly commencing on December 31, 2001 and each quarter thereafter while such debentures are outstanding. All overdue and unpaid interest shall entail a late fee at the rate of 15% per annum. The debenture shall be convertible into shares of common stock at the option of the holder, in whole or in part at any time and from time to time, after the original issue date. The number of shares of common stock issuable upon a conversion shall be determined by a formula as specified in the agreement. The exercise price is equal to 50% of the average of the per share market values of the common stock during the five trading days immediately preceding the date of exercise. A holder may not convert debentures or receive shares of common stock as payment of interest to the extent such conversions or receipt of such interest payment would result in the holder beneficially owning in excess of 9.999% of the then issued and outstanding shares of common stock. Unpaid accrued interest that is included in accrued interest payable at November 30, 2001 is $35,684. The Company issued convertible debt securities with a nondetachable conversion feature that is in-the-money at the commitment date (a
"beneficial conversion feature"). Those securities may be convertible into common stock at a fixed discount to the market price of the common stock at the date of conversion.
The Emerging Issues Task Force ((EITF) 98-5) states that this issue applies to convertible



See accompanying independent accountants' review report.


                            Page 15 of 22




PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - Notes Payable (continued)
          -------------------------

securities with beneficial conversion features
that give the issuer a choice of settling the
obligation in either stock or cash.  The EITF
reached a consensus that embedded beneficial
conversion features present in convertible
securities should be valued separately at
issuance.  The intrinsic value of the
beneficial conversion feature is $3,527,314.
($1,763,657 convertible debt / $.03) x ($0.6
fair value of common shares at inception -
$.03 conversion price)].  Conversion price
equals $.06 fair value of common shares at
inception x 50% convertible rate of the fair
market value when converted = $.03.  The
EITF observed that in certain circumstances,
the intrinsic value of the beneficial
conversion feature might be greater than the
proceeds allocated to the convertible
instrument.   In those situations, the EITF
stated that the amount of the discount assigned
to the beneficial conversion feature is limited
to the amount of the proceeds allocated to the
convertible instrument.  The EITF stated that
the discount assigned to the convertible
instrument should be amortized over the period
to the securities earliest conversion date.
$300,000 (amount of the proceeds) has been
charged to operations and paid in capital in
the current period.                                        1,763,657              1,715,500

Two notes payable due to the creditor trust fund.
1) A $500,000, 8% non-collateralized note with
semi-annual payments of $100,000 starting
July 26, 1999.  The proceeds from this note
are for paying the allowed general unsecured
creditors (pre-petition accounts payable).
This note matures claims. The Company
renegotiated, with approval of the court, the
terms of the repayment of the remaining
balances of the two notes due to the
Creditors Trust.  The new terms require
the Company to pay $50,000 on October 15,
2000 and fourteen equal quarterly payments
of $25,000 until the balance is paid in full.
The write down of this note in the amount of
$270,820 is included as an extraordinary
item - extinguishment of debt in the May 31,
2001 Statement of Operations.  In the event
the Company fails to make any of the payments
when due under the modified schedule, the
Creditors' Trust would then be entitled to
the immediate entry of judgment for the
remaining amounts due, upon the filing of an
Affidavit of Non-Payment by the Creditors'
Trust.  The October 15, 2000 payment was made
to the Creditors' Trust.  This new note
matures April 2004.                                          350,000                350,000
                                                   -----------------     ------------------
Total Long Term Debt                                       3,459,866              3,342,315
                                                   -----------------     ------------------
Less Current Portion                                       1,596,209              3,142,315
                                                   -----------------     ------------------
Net Long Term Debt                                 $       1,863,657     $          200,000
                                                   =================     ==================




See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - Notes Payable (continued)
          -------------------------

Principal maturities are as follows for the next five years ending
November 30:

              Year                Amount
              ----             -----------
              2002               1,596,209
              2003               1,763,657
              2004                 100,000
                               -----------
                               $ 3,459,866
                               ===========

NOTE 13 - Loans Payable, Line of Credit
          -----------------------------

At November 30, 2001 and May 31, 2001 the company is obligated to the following loans payable:

                                                   November 30, 2001        May 31, 2001
                                                   -----------------     ------------------

Three non-interest bearing, non-collateralized
loans due on demand.  One loan remains at
November 30, 2001.  The Company has been unable
to locate one payee and has been informed the
company went out of business.  The loan, in the
amount of $100,000 was written down and
included as an extraordinary item -
extinguishment of debt in the May 31, 2001
Statement of Operations                            $         247,878     $           97,878

A bank line of credit was established by Best
Net to cover overdrafts that may occur in the
operating demand account.  The line of credit
is non-collateralized and interest is payable
monthly on the unpaid principal balance at 9%.
The loan is due on demand.                                     8,128                  8,128
                                                   -----------------     ------------------
Total Loans Payable                                $         256,006     $          106,006
                                                   =================     ==================


NOTE 14 - Income Taxes
          ------------

Deferred income taxes are provided for temporary differences between the financial reporting and income tax basis of the Company's assets and liabilities. Temporary differences, net operating loss carry forwards and valuation allowances comprising the net deferred taxes on the balance sheets are as follows:

                                       November 30, 2001           May 31, 2001
                                        (000) omitted             (000) omitted
                                       -----------------        -----------------

Loss carry forward for tax purposes    $          12,679        $          10,920
                                       =================        =================

Deferred tax asset (34%)               $           3,715        $           3,203
Valuation allowance                               (3,715)                  (3,203)
                                       -----------------        -----------------
Net deferred tax asset                 $            -           $            -
                                       =================        =================



At November 30, 2001, the Company had federal income tax net operating loss carry forward of approximately $12,679,000 which will expire through the year 2022.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 14 - Income Taxes (continued)
          ------------------------

     Year of Expiration                Amount
     ------------------             ------------
            2009                    $     43,000
            2010                         308,000
            2011                         166,000
            2012                         193,000
            2013                         850,000
            2019                         760,000
            2020                       3,100,000
            2021                       5,500,000
            2022                       1,759,000


In addition, the Company is reviewing its ability to utilize certain net operating losses prior to the Company's emergence from bankruptcy in 1994. These losses have not been reflected in arriving at the net operating loss carry forwards in the calculation of the deferred tax assets.

As disclosed in Note 11, the Company has incurred compensation to its chief executive and chief operating officers. Generally, until the restricted common stock issued in lieu of compensation becomes substantially vested in the employee, the Company cannot claim a compensation deduction. Such compensation aggregating for 2001 is $670,000 and for 2000 is $0.

NOTE 15 - Effects Of Inflation
          --------------------

To date, inflation has not had a material impact on the Company's consolidated financial results.

NOTE 16 - Recent Accounting Pronouncements
          --------------------------------

In December 1999, the staff of the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 ("SAB 101"). SAB 101 summarizes certain areas of the Staff's views in applying generally accepted accounting principles to revenue recognition in financial statements. The Company adopted SAB 101 in their fiscal quarter beginning June 1, 2000. The adoption of SAB 101 had no impact to their operating results and financial position.

NOTE 16 - Recent Accounting Pronouncements (continued)
          --------------------------------------------

The FASB issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS No. 133", as amended by SFAS No. 138). This statement establishes accounting and reporting standards requiring that every derivative instrument, including certain derivative instruments embedded in other contracts, be recorded in the balance sheet as either an asset or liability measured at its fair value. The statement also requires that changes in the derivative's fair value be recognized in earnings unless specific hedge accounting criteria are met. We adopted SFAS No. 133 in our fiscal quarter beginning June 1, 2000. The adoption of SFAS No. 133 had no impact to our operating results and financial position, since we currently do not invest in derivative instruments or engage in hedging activities. In July 2001, the FASB issued SFAS No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. These standards, among other things, eliminate the pooling of interests method of accounting for future acquisitions and require that goodwill no longer be amortized, but instead be subject to impairment testing at least annually. SFAS No. 142 must be adopted in fiscal years beginning after December 15, 2001 as of the beginning of the fiscal year. Companies with fiscal years beginning after March 15, 2001 may early adopt provided they have not yet issued their first quarter financial
statements.   Goodwill and intangible assets acquired prior to July 1,
2001 will continue to be amortized and tested for impairment in accordance with pre-SFAS No. 142 requirements until adoption of SFAS No. 142. Under the provision of SFAS No. 142, intangible assets with definite useful lives will be amortized to their estimatable residual values over those estimated useful lives in proportion to the economic benefits consumed. Such intangible assets remain subject to the impairment provisions of SFAS No. 121. Intangible assets with indefinite useful lives will be tested for impairment annually in lieu of being amortized. The Company's current annual amortization of intangible assets is approximately $148,162. The impact of adopting SFAS Nos. 141 and 142 will not cause a material change in the Company's consolidated financial statements as of the date of this report.





See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - Stock Issued For Services
          -------------------------

The Company issued 2,130,000 shares and 8,782,841 shares of unrestricted common stock for the six months ended November 30, 2001 and the year ended May 31, 2001, respectively for payment to various professionals for legal and consulting services rendered to the Company. The value of the various professional services rendered and the corresponding paid-in capital was recorded at the value per share of the Company's closing market price on the day of issuance of the stock certificates. The amount recorded for professional services and paid-in capital for the six months ended November 30, 2001 and the year ended May 31, 2001 of $128,215 and $1,285,783 respectively.

NOTE 18 - Rescission Of Restricted Stock
          ------------------------------

In prior years, the Company issued 230,354 shares of restricted common stock to certain individuals and companies in contemplation of services to be rendered. The individuals did not perform. Management reacquired the stock and voided the transaction in the year ended May 31, 2001. No value was placed on the stock at the date of issuance.

NOTE 19 - Business Segments
          -----------------

The Company's reportable segments are strategic business units that offer different products or services. The Company has three reportable segments: computer consulting, telecommunication services, and acquisition services. Intercompany loans have been eliminated from reported segment assets. There have been no intersegment sales, expenses or transfers and there have been no allocation of expenses between segments for the six months ended November 30, 2001 and 2000. The accounting policy used by all reporting segments is the same as those described in the summary of significant accounting policies.


NOTE 19 - Business Segments (continued)
          -----------------------------

The following is a summary of segment activity:

                                Discontinued
                                  Computer        Telephone     Acquisition
                                 Consulting       Services        Services        Totals
                                -----------     -----------     -----------    -----------
November 30, 2000
-----------------
Revenues                        $    30,068     $ 1,185,505     $         -    $ 1,215,573
Interest income                           -           2,800           1,497          4,297
Interest expense                        697             104         165,976        166,777
Depreciation and amortization             -          37,916           1,800         39,716
Segment profit (loss)                 3,607      (1,190,012)     (1,027,582)    (2,213,987)
Segment assets                        7,631       2,178,316         471,074      2,657,021

November 30, 2001
-----------------
Revenues                        $         -     $ 3,236,972    $          -    $ 3,236,972
Interest income                           -               -               -              -
Interest expense                          -               -         447,447        447,447
Depreciation and amortization             -          67,965           1,800         69,765
Segment profit (loss)                     -        (597,069)     (1,162,229)    (1,759,298)
Segment assets                      130,659       4,186,032         284,584      4,601,275



NOTE 20 - Stock Incentive Plan
          --------------------

The Company instituted an Incentive Stock Option Plan by amending and restating the Company's 1996 Stock Option Plan and registering 5,000,000 free trading common shares in the Registration Statement on Form S-8. The purpose of the plan is to promote success of the Company by providing a method whereby eligible employees, directors and independent contractors and consultants providing services to the Company may be awarded additional remuneration for services rendered and invest in the capital stock of the Company. The plan will be administered by the Compensation Committee of the Board of Directors




See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 20 - Stock Incentive Plan (continued)
          --------------------------------

and will consist of not less than two people. This committee shall have the full power and authority to grant to eligible persons options under the plan. Persons eligible to participate in the plan include officers and directors, employee, non-employee directors, independent contractors and consultants of the Company, as the Committee shall select.

The plan includes and participants may receive Incentive Stock Options or Nonqualified Stock Options. An option granted under the plan shall remain exercisable during the term of the option to the extent provided in the applicable agreement and the plan. The method or methods of payment of the purchase price for the shares to be purchased upon exercise of an Option may consist of (1) cash, (2) a check, (3) a promissory note, (4) whole shares of Common Stock already owned by the Holder, (5) the withholding of shares of Common Stock issuable upon such exercise of the Option, (6) the delivery, together with a properly executed exercise notice, of irrevocable instructions to a broker to deliver promptly to the Company the amount of sale or loan proceeds required to pay the purchase price, (7) any combination of the foregoing methods of payment, or such other consideration and method of payment as may be permitted for the issuance of shares under Florida law, unless the committee determines otherwise in the applicable agreement. All options exercised through November 30, 2001 were purchased with cash. By acceptance of an award, the award is a special incentive compensation that will be recorded when the option is exercised. Compensation for services that an employee receives as consideration from stock issued through the employee stock option plan is measured by the quoted market price of the stock at the first date on which both the number of shares an individual employee is entitled to receive and the option price (measurement date) are known.

Employees of the Company who have been granted options are authorized by the committee to purchase the shares at a price equal to 55% of the three day average closing bid price prior to the date of written election to exercise. For the six months ended November 30, 2001, 4,193,550 options have been exercised totaling $62,217. All options granted prior to November 30, 2001, have been exercised. No options were forfeited or expired during the six months ended November 30, 2001.

                                                                          Weighted
                                                        Weighted           Average
                                        Number of        Average         Grant Date
                                          Shares      Exercise Price     Fair Value
                                        ---------     --------------     ----------
Outstanding Options May 31, 2001             -               -                -

Options at fair value
     Granted                                 -               -                -
     Exercised                               -               -                -
     Forfeited                               -               -                -
     Expired                                 -               -                -

Options at a discount
     Granted                            4,193,550       $      .03        $     .07
     Exercised                         (4,193,550)      $(     .03)      ($     .07)
     Forfeited                               -               -                -
     Expired                                 -               -                -
                                        ---------     --------------     ----------
Outstanding Options November 30, 2001        -               -                -
                                        =========     ==============     ==========



NOTE 21 - Commitments and Contingencies
          -----------------------------

The Company leases its corporate offices from a related party, the chief executive officer. The lease, which provides for annual rental of approximately $40,000, expires in September 2001. Rent expense paid, which is paid on a month-to-month basis for all locations, was $30,100 for the six months ended November 30, 2001.

The Company is obligated for the lease of an automobile for 36 months with monthly payments of $508. The lease expires in December 2001.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 21 - Commitments and Contingencies (continued)
          -----------------------------------------

In accordance with a Judgment Payment Agreement dated February 15, 2001 between Epicus, Inc. and Sprint - Florida, Inc. (Sprint), Epicus agrees to pay Sprint $332,000 together with interest at a rate provided by law. Principal payments of $10,000 each will be due commencing March 15, 2001 through September 15, 2002 (18 months). The final balloon payment of $142,000 is payable on October 15, 2002. The $332,000 represents pre-petition and post petition costs to Epicus as a reseller of local telecommunication services that were provided by Sprint through a Master Resale Agreement. Payments on the agreement are current. The balance at November 30, 2001 is $242,000.

The Company is a party to lawsuits in the normal course of our business. Litigation can be expensive and disruptive to normal business operations. The results of legal proceedings are difficult to predict. Management believes that they have defenses in each of the cases set forth below and are vigorously contesting each of these matters. An unfavorable resolution of one or more of the following lawsuits could adversely affect the Company's business, results of operations or financial condition.

A suit was filed against the Company for nonpayment of rents subsequent to vacating office space occupied by the Company until approximately November 1995. A default judgment was obtained against the Company. To date, nobody has come forward to follow up on the judgment or has made any effort to collect. The potential cost to the Company, if any, is not determinable at this time.

A suit has been filed by the Company in an attempt to recover approximately $290,000 remaining from a promissory note receivable due from ITC, see note 3. As a part of the rescission agreement the management of ITC agreed to relieve the Company from approximately $800,000 of the tax obligations incurred by ITC prior to the acquisition of ITC by this Company. Management of ITC has supposedly reneged on this portion of the agreement. The entire matter remains in litigation. ITC has filed bankruptcy under Chapter 7 of the
Bankruptcy  Code.   Management  of  the  Company  does not  expect  to
recover  any  proceeds  from  the promissory note.

A suit has been filed by a Canadian corporation for alleged breach of contract regarding a licensing fee for use of billing software. The Company used the software for a short period of time and found it did not meet the specific needs of the company and therefore stopped payment. The plaintiff is seeking damages for the loss of revenue that would have been earned over the life of the agreement. The outcome of this litigation is not determinable at this time. Management intends to aggressively defend this action to conclusion.

The Company signed a Consulting Agreement with an individual in Rio de Janeiro, Brazil on April 1, 2001 for a period of one hundred eighty
(180) days. The consultant will provide consulting services solely in connection with the Company's "marketability, image and information distribution" regarding its interest in expanding its market into Brazil. In consideration for the services provided by Consultant to the Company, the Company has issued the Consultant a total of 200,000, unrestricted, free trading shares of the Company's common stock. All Consulting Fees paid to Consultant by Company shall be deemed earned upon payment.

The Company also signed a Consulting Agreement with Gerald R. Shugard
(GRS) of West Palm Beach, Florida on May 24, 2000 for a term of one year. GRS will serve as a General Management Consultant to advise the Company as to its performance associated with the growth and development of the Company. Compensation may be in the form of cash payments, common stock, stock options or a mutually agreeable combination of cash and common stock and/or stock options. Any other means of compensation must be mutually agreed upon, memorialized and signed by both parties.

The owners of Mic Mac received 250,000 shares of restricted common stock of the Company and were to receive another 250,000 shares if certain budgeted financial targets were met. The budgeted financial targets were not met by Mic Mac and, therefore, the acquisition was rescinded. The Company requested that the 250,000 shares previously issued also be returned. The owners of Mic Mac requested that the second 250,000 be issued and that all restrictions be removed from the shares. In an effort to amicably resolve the suit filed by the owners of Mic Mac, the Company has advised the owners that they will not seek recovery of the previously issued shares and have removed all restrictions. The case was dismissed due to lack of prosecution, therefore, only 250,000 shares were issued.



See accompanying independent accountants' review report.

PHOENIX INTERNATIONAL INDUSTRIES, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 22 - Going Concern
          -------------

The financial statements are presented on the basis that the Company is a going concern. Going concern contemplates the realization of assets and satisfaction of liabilities in the normal course of business over a reasonable length of time.

The Company has incurred a loss of approximately $1,759,000, for the six months ended November 30, 2001, has a deficit of approximately $18,000,000 and insufficient working capital.

The Company has incurred significant selling, general and administrative expenses which have been funded by loans from the Company's CEO and by the selling of common stock in the U.S. and in foreign markets. These conditions raise substantial doubt about the Company's ability to continue as a going concern.

The Company believes that Epicus will become profitable by the quarter ending February 28, 2002 and will generate future cash flows. However, there can be no assurance that this will occur. Also, the Company believes it will be able to raise the funds necessary to provide temporary working capital in the U.S. and foreign equity markets. In addition, the Company's Chief Executive Officer has committed to continue to provide working capital to fund the selling, general and administrative expenses of the parent company.





See accompanying independent accountants' review report.

                     PHOENIX INTERNATIONAL INDUSTRIES, INC.
                     --------------------------------------
                       130,250,000 Shares of common stock
                          ($0.001 par value per share)



















                               February 6, 2002

                PHOENIX INTERNATIONAL INDUSTRIES, INC. PART II
                ----------------------------------------------


    ITEM 24.     INDEMNIFICATION OF DIRECTORS AND OFFICERS
                 -----------------------------------------

        Our Articles of Incorporation, as well as our By-Laws provide for the indemnification of directors, officers, employees and agents of the corporation to the fullest extent provided by the Corporate Law of the State of Florida, as well as is described in the Articles of Incorporation and the By-Laws. These sections generally provide that the Company may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative except for an action by or in right of the corporation by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his or her duties to the Company.

	At present, there is no pending litigation or proceeding involving a director, officer, employee or agent of Phoenix where indemnification will be required or permitted. We are not aware of any threatened litigation or proceeding that may result in a claim for indemnification by any director or officer.


    ITEM 25.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
                 -------------------------------------------


        Filing fee under the Securities Act of 1933     $  1,521.97
        Legal Fees<F1>(1)                               $ 35,000
        Miscellaneous<F1>(1)                            $    300
                                                        -----------

        TOTAL                                           $ 36,821.97
                                                        ===========

<F1>
(1) Estimates


    ITEM 26.     RECENT SALES OF UNREGISTERED SECURITIES
                 ---------------------------------------

The following information is furnished with regard to all securities sold by Phoenix within the past three years that were not registered under the Securities Act. The issuances described hereunder were made in reliance upon the exemptions from registration set forth in
Section 4(2) of the Securities Act relating to sales by an issuer not involving any public offering and in Regulation S relating to securities offered outside of the United States. None of the foregoing transactions involved a distribution or public offering.


Issuances of common stock
-------------------------

Name                                  Number of Shares    Purchase Price      Date Sold
----                                  ----------------    --------------   -----------------
Signature Equities Agency GmbH            200,000            $150,000      December 17, 1998
Signature Equities Agency GmbH            300,000            $225,000      December 28, 1998
Signature Equities Agency GmbH            200,000            $150,000      December 28, 1998
Signature Equities Agency GmbH            200,000            $150,000      December 28, 1998
Signature Equities Agency GmbH            100,000             $75,000      December 28, 1998
Signature Equities Agency GmbH            100,000             $75,000      December 28, 1998
Signature Equities Agency GmbH            100,000             $75,000      December 28, 1998
Signature Equities Agency GmbH          1,200,000            $900,000      February  8, 1999
Cambridge Holdings, PLC                   877,000<F1>(1)     $877,000      February 16, 1999
Merimac Shipping Ltd.                   1,123,000<F1>(1)   $1,123,000      February 16, 1999
Barclay's Group International, Inc.       100,000<F1>(1)     $100,000      February 16, 1999
Thomas R. Kjeldsberg                       20,000<F1>(1)      $20,000      February 16, 1999
Nunzio C. Li Pomi                           2,000<F1>(1)       $2,000      February 16, 1999
Joel Bernstein                             10,000<F1>(1)      $10,000      February 16, 1999
Nunzio C. Li Pomi                          18,000<F1>(1)      $18,000      February 16, 1999
Gerard Haryman                          1,400,000            $184,376      April 8, 1999
Thomas N. Donaldson                       250,000             $36,875      April 8, 1999
Gerard Haryman                          1,000,000           <F5>(5)        May 28, 1999
Positive Management Ltd.                1,000,000           <F6>(6)        July 29, 1999
Positive Management Ltd.                3,000,000           <F6>(6)        July 29, 1999
Elder N. Ripper III                       175,000           <F7>(7)        October 21, 1999
Andrea Welch                               75,000           <F7>(7)        October 21, 1999
TTC Vermogensberatung, AG                 300,000            $152,100      February 2, 2000
TTC Vermogensberatung, AG                 300,000            $152,100      February 2, 2000
RMP Vermogensberatung,                    500,000            $253,500      February 2, 2000
Aptek Communications                    1,000,000           <F2>(2)        February 2, 2000
GRS Medcom Services, Inc.                  50,000             $50,000      March 21, 2000
NIR Group                                  36,210           <F8>(8)        March 22, 2000
Westcliff Partners                        176,790           <F8>(8)        March 22, 2000
NIR Group                                  10,200           <F8>(8)        March 23, 2000
Westcliff Partners                         49,800           <F8>(8)        March 23, 2000
Brauser Enterprises, Ltd.                 400,000           <F9>(9)        June 12, 2000
Tully Moye                                170,000           <F10>(10)      August 13, 2000
Frank Scott                                30,000           <F10>(10)      August 13, 2000
Tully Moye                                170,000           <F10>(10)      Nov.  9, 2000
Frank Scott                                30,000           <F10>(10)      Nov.  9, 2000
TTC Vermogensberatung                   5,000,000            $325,000      Jan. 14, 2001
TTC Vermogensberatung                   5,000,000            $325,000      Feb.  2, 2001
TTC Vermogensberatung                     500,000             $32,500      Feb.  3, 2001



                                      II-2





Name                                  Number of Shares    Purchase Price      Date Sold
----                                  ----------------    --------------      ---------

Salvatorre Albicoco                     1,000,000            $100,000      April 17, 2001
TTC Vermogensberatung                   2,500,000            $251,250      April 25, 2001
TTC Vermogensberatung                   2,000,000            $360,000      May 8, 2001
Tully Moye                                160,000           <F10>(10)      June 26, 2001
Frank Scott                                30,000           <F10>(10)      June 26, 2001
Jim Williams                               10,000           <F10>(10)      June 26, 2001
NIR Group                                 150,000           <F8>(8)        Oct. 8, 2001
Tully Moye                              1,700,000           <F10>(10)      Oct. 8, 2001
Frank Scott                               300,000           <F10>(10)      Oct. 8, 2001

<F1>
(1)  This stock was subsequently returned to the company.
<F2>
(2)  Issued in connection with a services contract.
<F3>
(3)  Issued in connection with the acquisition of HDX, 9000, Inc.
<F4>
(4)  Issued in connection with the acquisition of Mic-Mac Investments.
<F5>

(5)  Issued in lieu of cash bonus.

<F6>

(6)  Issued as collateral on note.

<F7>

(7)  Issued as signing bonus.

<F8>

(8)  Issued in connection with consulting contract for convertible debenture.

<F9>

(9)  Issued as part of settlement agreement in TCCF v/s Brauser.

<F10>

(10) Issued as part of share exchange agreement in purchase of Moye & Associates, Inc.


                            ITEM 27.     EXHIBITS
                                         --------

3.   Certificate of Incorporation and Bylaws

     3.1.    Articles of Incorporation<F1>(1)
     3.2     Articles of Amendment to the Articles of Incorporation<F1>(1)
     3.3     Bylaws<F1>(1)

5. Opinion of Law Office of L. Van Stillman, P.A. as to legality of securities being registered<F2>(2)

10. Material Contracts. Some of our Material Contracts were filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to our Form 10-KSB as of May 31, 1995 under the Securities and Exchange Act of 1934, filed April 1, 1998 with the Securities and Exchange Commission. The Contracts for the sale of ITC and the purchases of Hospitality Telecom Corp. (formerly Mic Mac Investments, Inc.) and Cambridge Gas Transport Corporation, were included in our 10-KSB for the year ended May 31, 1998 and are incorporated herein by reference.

10.6  Debenture Purchase Agreement dated September 21, 2001.

10.7  Registration Rights Agreement dated September 21, 2001.

10.8  Security Agreement dated September 21, 2001.

10.9  Amendment Number 1 to Purchase Agreement.

10.10 Amendment Number 1 to Registration Rights Agreement.

10.11 Debenture issued September 21, 2001 to AJW Partners, LLC.

10.12 Debenture issued September 21, 2001 to New Millennium Capital Partners II, LLC.

10.13 Warrant issued to AJW Partners, LLC on September 21, 2001.

10.14 Warrant issued to New Millennium Capital Partners II, LLC on September 21, 2001.

10.15 Debenture reissued to AJW Partners, LLC of Debenture originally issued September 21, 2001.

10.16 Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001.

10.17 Debenture reissued to New Millennium Capital Partners II, LLC originally issued September 21, 2001.

10.18 Amendment to Debenture issued to AJW Partners, LLC amended October 3,
      2001.

10.19 Amendment to Debenture issued to New Millennium Capital Partners, LLC amended on October 3, 2001.

10.20 Debenture issued to AJW Partners, LLC on December 13, 2001.

10.21 Debenture issued to New Millennium Capital Partners, LLC on December 13, 2001.

10.22 Warrant issued  to AJW Partners, LLC on December 13, 2001.

10.23 Warrant issued to New Millennium Capital Partners, LLC on December
      13, 2001.

23.  Consents of Experts and Counsel

            23.1    Consents of Wieseneck, Andres & Company, P.A.<F2>(2)
            23.2    Consent of Law Office of L. Van Stillman, included in
                    Exhibit 5 hereto

<F1>
(1) Included in original filing of the Company's Form 10-KSB, for the fiscal year 1995, filed April 1, 1998.
<F2>
(2)  Filed herewith.

     All other Exhibits called for by Rule 601 of Regulation S-B are not applicable to this filing.

                            ITEM 28. UNDERTAKINGS
                                     ------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and as expressed in the Act and is, therefore, unenforceable.

The Company hereby undertakes to:

    (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
              i. Include any prospectus required by Section 10(a)(3) of the Securities Act;
             ii. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement.
            iii. Include any additional or changed material information on the plan of distribution.
    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
    (4) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company under Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.
    (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.
    (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised by the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the

Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

    In accordance with the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of West Palm Beach, State of Florida on February 6, 2002.


                                PHOENIX INTERNATIONAL INDUSTRIES, INC.

                                   By:   /s/ Gerard Haryman
                                         _____________________________
                                         Gerard Haryman
                                         President, Chief Executive
                                         Officer, acting Principal
                                         Accounting Officer and Chairman
                                         of the Board of Directors


    In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on February 6, 2002.



By:   /s/ Gerard Haryman
      ____________________________       President, Chief Executive
      Gerard Haryman                     Officer, acting Principal Accounting
                                         Officer, acting CFO and Chairman
                                         of the Board of Directors

By:  /s/ Thomas Donaldson
     _____________________________       Vice President, Secretary and
     Thomas Donaldson                    Director

By:  /s/ Timothy Palmer
     _____________________________       Director
     Timothy Palmer